                                                                    EXHIBIT 2.12

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             MedSource Trenton, Inc.
                                 (the "Buyer"),

                                       and

                               its parent company,
                          MedSource Technologies, Inc.,
                                  ("MedSource")

                              HV Technologies, Inc.
                                 (the "Company")

                                       and

                               Rudolph E. Carlson
                       (the "Shareholders Representative")

                                December 31, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
1.   The Merger........................................................................1
     1.1      The Merger...............................................................1
     1.2      Effect of the Merger.....................................................1
     1.3      Consummation of the Merger...............................................2
     1.4      Charter; Bylaws; Directors and Officers..................................2
     1.5      The Closing..............................................................2
     1.6      Further Assurances.......................................................2
     1.7      Tax Consequences.........................................................2
2.   Conversion of Shares..............................................................2
     2.1      Conversion of Shares.....................................................2
     2.2      Stock Options, Warrants, Treasury Shares, Etc............................3
     2.3      Surrender and Exchange of Shares; Payment of Merger Consideration........3
     2.4      Working Capital Adjustment...............................................3
3.   Representations and Warranties of the Company.....................................5
     3.1      Organization.............................................................5
     3.2      Capitalization...........................................................5
     3.3      Authorization; Validity of Agreement.....................................5
     3.4      No Violations; Consents and Approvals....................................6
     3.5      Financial Statements.....................................................6
     3.6      No Material Adverse Change...............................................7
     3.7      No Undisclosed Liabilities...............................................7
     3.8      Litigation; Compliance with Law; Licenses and Permits....................7
     3.9      Employee Benefit Plans; ERISA............................................8
     3.10     Real Property............................................................9
     3.11     Intellectual Property; Computer Software................................11
     3.12     Tangible Personal Property..............................................12
     3.13     Material Contracts......................................................12
     3.14     Taxes...................................................................13
     3.15     Affiliated Party Transactions...........................................16
     3.16     Environmental Matters...................................................17
     3.17     No Brokers..............................................................19
     3.18     Receivables.............................................................19
     3.19     Inventories.............................................................19
     3.20     Product Claims..........................................................19
     3.21     Warranties and Returns..................................................19
     3.22     Assets Utilized in the Business.........................................19
     3.23     Insurance...............................................................19
     3.24     Delivery of Documents; Corporate Records................................20
     3.25     Customers, Suppliers and Distributors...................................20
     3.26     Labor Matters...........................................................20
     3.27     Bank Accounts...........................................................20
     3.28     Directors, Officers and Certain Employees...............................20

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                     Page
                                                                                     ----
     3.29     Allocation of Merger Consideration......................................20
     3.30     No Misstatements or Omissions...........................................20
     3.31     Knowledge of the Company................................................20
4.   Representations and Warranties of the Buyer and MedSource........................21
     4.1      Organization of the Buyer Group.........................................21
     4.2      Authorization; Validity of Agreement....................................21
     4.3      No Violations; Consents and Approvals...................................21
     4.4      Litigation; Compliance with Law; Licenses and Permits...................22
     4.5      Capital Structure.......................................................22
     4.6      Valid Issuance of Shares, Etc...........................................23
     4.7      Financial Statements....................................................23
     4.8      No Material Adverse Change..............................................23
     4.9      No Undisclosed Liabilities..............................................24
     4.10     Taxes...................................................................24
     4.11     No Misstatements or Omissions...........................................24
5.   Covenants........................................................................24
     5.1      Conduct of Business by the Company Pending the Closing..................24
     5.2      Access to Information...................................................26
     5.3      Public Announcements....................................................26
     5.4      Notification of Material Adverse Events.................................26
6.   Other Agreements of the Parties..................................................27
     6.1      Tax Returns; Taxes......................................................27
     6.2      Non-Disclosure of Confidential Information..............................28
     6.3      Noncompetition and Nonsolicitation Agreements...........................29
     6.4      Required Consents.......................................................29
     6.5      Stockholders Agreement and Registration Rights Agreement................29
     6.6      Geneva Agreement........................................................29
     6.7      Lock-Up Agreement.......................................................29
     6.8      Sale of Condominium.....................................................29
     6.9      SAR Payment Agreements..................................................29
     6.10     "Green Shoe" Agreement..................................................29
     6.11     Grant of MedSource Options..............................................30
     6.12     Payment of SunTrust Debt................................................30
     6.13     Termination of 401(k) Plan..............................................30
     6.14     Assignment of Stale Accounts............................................30
     6.15     Certain Employment Agreements...........................................30
     6.16     Owner's Affidavit and Non-Imputation Endorsement........................31
     6.17     Extinguishing Kenneth D. Rogers' Interest in the Sims Property..........31
7.   Closing Conditions...............................................................31
     7.1      Conditions to the Seller Group's Obligations............................31
     7.2      Conditions to the Buyer Group's Obligations.............................31
8.   Closing Deliveries...............................................................32
     8.1      Closing Deliveries by the Seller Group Regarding Real Property..........32

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                     Page
                                                                                     ----
     8.2      Other Deliveries of the Seller Group....................................34
     8.3      Deliveries of the Buyer Group...........................................36
9.   Termination......................................................................36
     9.1      Termination.............................................................36
     9.2      Effect of Termination...................................................37
10.  Indemnification..................................................................37
     10.1     Survival of Representations and Warranties of the Seller Group..........37
     10.2     Survival of Representations and Warranties of the Buyer Group...........37
     10.3     Indemnification by the Shareholders.....................................37
     10.4     Indemnification by the Buyer Group......................................39
     10.5     Indemnification Procedures..............................................39
     10.6     Limitations on Indemnification by the Shareholders......................41
     10.7     Limitations on Indemnification by the Buyer Group.......................43
11.  Miscellaneous....................................................................43
     11.1     Shareholders Representative.............................................43
     11.2     Transaction Fees and Expenses...........................................44
     11.3     Notices.................................................................45
     11.4     Amendment...............................................................46
     11.5     Waiver..................................................................46
     11.6     Governing Law...........................................................46
     11.7     Service of Process......................................................46
     11.8     Remedies................................................................46
     11.9     Severability............................................................46
     11.10    Further Assurances......................................................46
     11.11    Binding Effect; Assignment..............................................47
     11.12    No Third Party Beneficiaries............................................47
     11.13    Entire Agreement........................................................47

Schedules
---------
Schedule 2.3(b)        Allocation of Payment of Merger Consideration
Schedule 2.4(a)        Adjustments to Working Capital
Schedule 3.2(a)(i)     Certain Exceptions
Schedule 3.2(a)(ii)    Rights, Agreements, Interests in Connection with Company Shares
Schedule 3.4(b)        Consents and Approvals
Schedule 3.5(a)        Financial Statements of the Company
Schedule 3.8(a)        Litigation
Schedule 3.9(a)        Employee Benefit Plans
Schedule 3.9(b)        Employee Benefit Plans subject to Title IV of ERISA
Schedule 3.9(c)        Employee Benefit Plans Provisions; Death and Medical Benefits
Schedule 3.10(a)(i)    Owned Real Property
Schedule 3.10(a)(ii)   Permitted Exceptions relating to Owned Real Property
Schedule 3.10(b)       Real Property Leases
Schedule 3.10(c)(i)    Rights relating to the Owned Real Property
Schedule 3.10(c)(ii)   Service Contracts
Schedule 3.10(d)       Permitted Exceptions relating to Leased Real Property
Schedule 3.10(g)       Condition
Schedule 3.11(a)       Intellectual Property
Schedule 3.12(a)       Liens on Tangible Personal Property
Schedule 3.13          Material Contracts
Schedule 3.14(a)       Taxes
Schedule 3.14(b)       Tax Returns and Subchapter S Election
Schedule 3.14(c)       Jurisdictions - Tax Proceedings
Schedule 3.15          Affiliated Party Transactions
Schedule 3.16          Environmental Matters
Schedule 3.17          Brokers
Schedule 3.19          Inventories
Schedule 3.20          Service and Product Liability Claims
Schedule 3.21          Warranties and Returns Policies; Product Failures or Defects
Schedule 3.22          Liens
Schedule 3.23          Insurance
Schedule 3.25          Customers and Suppliers
Schedule 3.27          Bank Accounts
Schedule 3.28          Key Employees
Schedule 4.3           Consents and Approvals
Schedule 4.5(c)        MedSource Equity Holding
Schedule 4.7(a)        Financial Statements - MedSource
Schedule 4.10          Taxes - MedSource
Schedule 5.1           Business Pending the Closing
Schedule 6.3           Shareholders party to the Noncompetition and Nonsolicitation Agreements

Exhibits
--------
Exhibit 1.3      Forms of Certificates of Merger (Georgia and Delaware)
Exhibit 2.3      Form of Letter of Transmittal

Exhibit 6.3(a)   Form of Noncompetition and Nonsolicitation Agreement - Senior
                 Management
Exhibit 6.3(b)   Form of Noncompetition and Nonsolicitation Agreement - Other
                 Employees
Exhibit 6.5(a)   Form of Stockholders Agreement
Exhibit 6.5(b)   Form of Registration Rights Agreement
Exhibit 6.6      Form of Geneva Agreement
Exhibit 6.7      Form of Lock-Up Agreement
Exhibit 6.9(a)   Form of SAR Payment Agreement with Gary G. Massengale
Exhibit 6.9(b)   Form of SAR Payment Agreement with Shannon Prince
Exhibit 6.10     Form of Green Shoe Agreement
Exhibit 8.2(b)   Form of Opinion of Miller & Martin LLP
Exhibit 8.3(b)   Form of Opinion of Jenkens & Gilchrist Parker Chapin LLP

                             Index of Defined Terms
                             ----------------------

Definition                                       Section
----------                                       -------
"Affiliates"                                     3.15
"Agreement"                                      First paragraph
"Approvals"                                      3.10(f)
"Arbitration Firm"                               2.4(b)
"Basket"                                         10.6(a)
"Buyer Acquisition Agreement"                    4.2
"Buyer Group Material Adverse Effect"            4.8
"Buyer Group"                                    First paragraph
"Buyer Indemnitee"                               10.3(a)
"Buyer"                                          First paragraph
"Cap"                                            10.6(a)
"Carlson"                                        3.31
"Cash Consideration"                             2.3(b)(ii)
"Certificates of Merger"                         1.3
"Claims"                                         3.16(k)
"Closing Date"                                   1.5
"Closing"                                        1.5
"Code"                                           3.9(b)
"Company Audited Financial Statements"           3.5(a)
"Company Material Adverse Effect"                3.6
"Company Shares"                                 2.1
"Company"                                        First paragraph
"Condominium"                                    6.8
"Consents"                                       3.4(b)
"Contract"                                       3.4(a)
"Damages"                                        10.3(a)
"DGCL"                                           1.1
"Effective Time"                                 1.3
"Environment"                                    3.16(k)
"Environmental Claim"                            3.16(k)
"Environmental Laws"                             3.16(k)
"Environmental Permit"                           3.16(k)
"ERISA Affiliate"                                3.9(a)
"ERISA"                                          3.9(a)
"Final Working Capital"                          2.4(b)
"Financial Statements"                           3.5(a)
"GAAP"                                           2.4(a)
"Geneva Agreement"                               6.6
"Geneva"                                         6.6
"GBCC"                                           1.1
"Governmental Entity"                            3.4(b)
"Green Shoe Agreement"                           6.10
"Hazardous Substance"                            3.16(k)

Definition                                       Section
----------                                       -------
"Institutional Indebtedness"                     5.1(d)
"Intellectual Property"                          3.11(a)
"Interim Financial Statement"                    3.5(a)
"Keith"                                          3.31
"Landlord-Lender Agreement"                      8.1(b)
"Latest Balance Sheet"                           3.5(a)
"Laws"                                           3.8(b)
"Leased Real Property"                           3.10(b)
"Leases"                                         3.10(b)
"Letter of Transmittal"                          2.3
"License"                                        3.8(c)
"Liens"                                          3.2(a)
"Litigation Conditions"                          10.5(b)
"Lock-Up Agreement"                              6.7
"Material Contracts"                             3.13(a)
"MedSource Audited Financial Statements"         4.7(a)
"MedSource Common Shares"                        2.1
"MedSource Common Stock"                         Second paragraph
"MedSource Financial Statements"                 4.7(a)
"MedSource Preferred Shares"                     2.1
"MedSource Preferred Stock"                      Second paragraph
"MedSource Shares"                               2.1
"MedSource"                                      First paragraph
"Memorandum of Lease"                            8.1(b)
"Merger Consideration"                           2.1
"Merger"                                         1.1
"Noncompetition and Nonsolicitation Agreement"   6.3
"Nonvoting Common Stock"                         3.2(a)
"October 2001 Balance Sheet"                     4.7(a)
"Owned Real Property"                            3.10(a)
"Permitted Exceptions"                           3.10(a)
"Person"                                         3.4(b)
"Personal Property"                              3.12(b)
"Plans"                                          3.9(a)
"Pre-Closing Period"                             6.1(b)
"Preferred Stock"                                4.5(a)(1)
"Proceeding"                                     3.8(a)
"Real Property Laws"                             3.10(k)
"Real Property"                                  3.10(e)
"Registration Rights Agreement"                  6.5
"Release"                                        3.16(k)
"Required Consents"                              3.4(b)
"SAR Payment Agreements"                         6.9
"Seller Group"                                   First paragraph
"Series A Preferred  Stock"                      4.5(a)(1)
"Series B Preferred  Stock"                      4.5(a)(1)

Definition                                       Section
----------                                       -------
"Series C Preferred  Stock"                      4.5(a)(1)
"Series D Preferred  Stock"                      4.5(a)(1)
"Series E Preferred  Stock"                      4.5(a)(1)
"Series Z Preferred  Stock"                      4.5(a)(1)
"Shareholder Indemnitee"                         10.4
"Shareholders Representative"                    First paragraph
"Shareholders"                                   First paragraph
"Site"                                           3.16(k)
"Stale Accounts"                                 6.14
"Stockholders Agreement"                         6.5
"SunTrust"                                       6.12
"SunTrust Debt"                                  6.12
"Surviving Corporation"                          1.1
"Tax Authority"                                  3.14(f)(2)
"Tax Proceeding"                                 3.14(f)(3)
"Tax Return"                                     3.14(f)(4)
"Tax"                                            3.14(f)(1)
"Taxpayer"                                       6.1(c)
"Title Defects"                                  3.10(a)
"Transaction Documents"                          3.3
"Treas. Reg."                                    3.14(f)(5)
"Utilities"                                      3.10(g)(iii)
"Voting Common Stock"                            3.2(a)
"Working Capital Statement"                      2.4(a)
"401(k) Plan"                                    6.13

                          AGREEMENT AND PLAN OF MERGER

                          Dated as of December 31, 2001

     The parties to this Agreement and Plan of Merger (this "Agreement") are MedSource Trenton, Inc., a Delaware corporation (the "Buyer"), and its parent company, MedSource Technologies, Inc., a Delaware corporation ("MedSource"), on the one hand, and HV Technologies, Inc., a Georgia corporation (the "Company"), and Rudolph E. Carlson, as the representative (the "Shareholders Representative") of all of the shareholders of the Company (the "Shareholders"), on the other hand. The Buyer and MedSource are hereinafter referred to collectively as the "Buyer Group" while the Company and the Shareholders are hereinafter referred to collectively as the "Seller Group."

     This Agreement contemplates a transaction in which the Company will merge with and into the Buyer with the result that the Buyer will continue as the surviving corporation and the separate existence of the Company shall cease. As a result of the Merger, upon the Effective Time (as hereinafter defined) all of the outstanding shares of the capital stock of the Company shall be converted into the right to receive an aggregate of 804,424 shares of MedSource Class A common stock, par value $.01 per share ("MedSource Common Stock"), 4,000 shares of MedSource Series F Preferred Stock, par value $.01 per share ("MedSource Preferred Stock") and the Cash Consideration (as defined in section 2.3(b)). The parties hereto intend that this merger transaction be a reorganization under
Section 368 of the Code (as hereinafter defined) and intend that this Agreement be a "plan of reorganization" within the meaning of the regulations promulgated under such section of the Code.

     The board of directors of the Buyer and the board of directors of the Company have each determined that the Merger is in the best interests of their respective shareholders and have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby. In accordance with the foregoing, the Buyer desires to merge with the Company and the Company desires to merge with and into the Buyer, upon and subject to the terms and conditions set forth below.

     It is therefore agreed as follows:

     1.   The Merger
          ----------

          1.1 The Merger. Upon the terms and subject to the conditions set forth
              ----------
in this Agreement, upon the Effective Time, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Georgia Business Corporation Code (the "GBCC"), MedSource and the Shareholders shall cause the Company to be merged with and into the Buyer (the "Merger"). Upon the Effective Time, the separate existence of the Company shall cease, and the Buyer shall continue as the surviving corporation (the "Surviving Corporation").

          1.2 Effect of the Merger. The Merger shall have the effects set forth
              --------------------
in Section 259 of the DGCL and Section 14-2-1106 of the GBCC. Without limiting the generality of the foregoing, and subject thereto, upon the Effective Time, all the assets, properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

          1.3 Consummation of the Merger. The Merger shall become effective as
              --------------------------
of the close of business on the day of filing with the Secretary of State of the State of Georgia and the State of Delaware of properly executed certificates of merger in the forms attached hereto as Exhibit 1.3 (the "Certificates of Merger") (such date is referred to as the "Effective Time"); provided, however,
                                                             --------  -------
that the parties agree that for business, tax, financial reporting and other purposes of this Agreement, the Merger shall be deemed effective as of 12:01 a.m. on January 1, 2002.

          1.4 Charter; Bylaws; Directors and Officers. The Certificate of
              ---------------------------------------
Incorporation of the Buyer from and after the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation immediately prior to the Effective Time unless amended pursuant to the Certificate of Merger and thereafter amended in accordance with the provisions thereof and as provided by applicable law. The Bylaws of the Buyer from and after the Effective Time shall be the Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time. The initial directors and officers of the Surviving Corporation on and after the Effective Time shall be the directors and officers, respectively, of the Buyer immediately prior to the Effective Time, in each case until their respective successors are duly elected and qualified.

          1.5 The Closing. The consummation of the Merger and the other
              -----------
transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Miller & Martin LLP, Volunteer Building, 832 Georgia Avenue, Chattanooga, Tennessee 37402 at 10:00 a.m., local time, on January 3, 2002, or at such other time and on such other date as agreed to by the parties hereto, subject in any event to Article 9 (Termination). The date on which the Closing occurs is referred to as the "Closing Date."

          1.6 Further Assurances. On and after the Effective Time, each of the
              ------------------
parties to this Agreement shall from time to time, at the request of any of the other parties, promptly execute such instruments and take such other actions as the requesting party may reasonably request to vest, perform or confirm, of record or otherwise, in the Surviving Corporation, its respective rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, or otherwise to evidence or implement the transactions contemplated by this Agreement.

          1.7 Tax Consequences. It is intended that the Merger shall constitute
              ----------------
a reorganization described in Sections 368(a)(l)(A) and 368(a)(2)(D) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The parties shall treat the transactions contemplated hereby consistently with such intention.

     2.   Conversion of Shares.
          --------------------

          2.1 Conversion of Shares. By virtue of the Merger and without any
              --------------------
action on the part of the Shareholders, at the Effective Time, all of the outstanding shares of common stock of the Company, no par value per share (the "Company Shares"), as shown on Schedule 2.3(b), shall be converted into the right to receive (i) an aggregate of 804,424 shares of MedSource Common Stock (the "MedSource Common Shares") and 4,000 shares of MedSource Preferred Stock (the "MedSource Preferred Shares" and, collectively with the MedSource Common Shares, the "MedSource Shares") and (ii) the Cash Consideration, all as set forth on Schedule 2.3(b) (collectively, the "Merger Consideration").

          2.2 Stock Options, Warrants, Treasury Shares, Etc. At the Effective
              ---------------------------------------------
Time, the Shareholders shall cause each outstanding stock option, stock appreciation right, warrant or other right to purchase any capital stock of the Company, whether or not then exercisable or vested, to be canceled, and no capital stock of MedSource, cash or other consideration shall be paid or delivered in exchange therefor. Any Company Shares held in the treasury of the Company shall be canceled and retired and no cash, securities or other consideration shall be paid in respect of such shares.

          2.3 Surrender and Exchange of Shares; Payment of Merger Consideration.
              -----------------------------------------------------------------

          (a) At the Effective Time, the Shareholders shall deliver to MedSource their respective letters of transmittal (the "Letter of Transmittal") in the form attached hereto as Exhibit 2.3 and all certificates representing the issued and outstanding Company Shares. The Shareholders shall thereupon be entitled to receive in exchange therefor the MedSource Shares and the Cash Consideration in accordance with section 2.3(b), and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be canceled by MedSource.

          (b) At the Effective Time, upon the surrender for cancellation of the certificates representing all of the issued and outstanding Company Shares pursuant to section 2.3(a) above, MedSource shall deliver to the Shareholders
Representative:

               (i) certificates representing the MedSource Shares in the relative amounts and to the individuals as set forth on Schedule 2.3(b), each registered in the name of such individual evidencing the applicable number of MedSource Shares; and

               (ii) $4,465,061 (the "Cash Consideration"), allocated as set forth on Schedule 2.3(b). The Cash Consideration shall be paid by delivery of bank or cashier's checks or by wire transfer of immediately available funds to accounts designated in writing prior to Closing by the Shareholders Representative.

          2.4 Working Capital Adjustment.
              --------------------------

          (a) Within 60 days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Shareholders Representative a working capital statement (the "Working Capital Statement"), setting forth the calculation of the amount, if any, by which (i) the Company's accounts receivable, other receivables, prepaid assets in an amount not to exceed $71,216, cash and inventories as of the Closing Date exceed (ii) the Company's accounts payable, accrued expenses and taxes payable as of the Closing Date. The Working Capital Statement shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied ("GAAP"), except as otherwise set forth on Schedule 2.4(a).

          (b) Within 30 days following receipt by the Shareholders Representative of the Working Capital Statement, the Shareholders Representative shall deliver written notice to the Buyer of any dispute the Shareholders Representative has with respect to the preparation or content of the Working Capital Statement. In the event that the Shareholders Representative does not notify the Buyer of a dispute with respect to the Working Capital Statement within such 30-day period, such Working Capital Statement will be final, conclusive and binding on the parties. In the event of such notification of a dispute, the Shareholders Representative and the Buyer shall negotiate in good faith to resolve such dispute. If the Buyer and the Shareholders Representative, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the Shareholders Representative advises the Buyer of his objections, then the Buyer and the Shareholders Representative jointly shall engage the firm of PricewaterhouseCoopers (the "Arbitration Firm") to resolve such dispute and to determine the final working capital (the "Final Working Capital"). All determinations made by the Arbitration Firm shall be final, conclusive and binding on the parties. The Buyer, on the one hand, and the Shareholders, on the other hand, shall share equally the fees and expenses of the Arbitration Firm.

          (c) For purposes of complying with the terms set forth in this section 2.4, each party shall cooperate with and make available to the other parties and their respective representatives all information, records, data and working papers, and will permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement, and, to the extent applicable, the Final Working Capital and the resolution of any disputes thereunder.

          (d) If the Final Working Capital (as finally determined pursuant to section 2.4(b) above) or, provided there is no dispute pursuant to section 2.4(b) above, the Working Capital Statement referred to in section 2.4(a) above, is less than $1,610,000, then the Merger Consideration will be adjusted by the amount of such difference and the Shareholders shall pay to the Buyer, within five business days after such Final Working Capital or Working Capital Statement, as the case may be, is finally determined in accordance with paragraphs (a) and (b) of this section 2.4, by bank wire transfer of immediately available funds to an account designated in writing by the Buyer, an amount in cash equal to such difference, together with interest thereon from the Closing Date at a rate of 7% per annum.

          (e) If the Final Working Capital (as finally determined pursuant to section 2.4(b) above), or, provided there is no dispute pursuant to section 2.4(b) above, the Working Capital Statement referred to in section 2.4(a) above, is greater than $1,610,000, then the Merger Consideration will be adjusted by the amount of such difference and the Buyer shall pay or cause to be paid to the Shareholders Representative, within five business days after such Working Capital Statement or Final Working Capital, as the case may be, is finally determined in accordance with paragraphs (a) and (b) of this section 2.4, an amount in cash equal to such difference, in the proportions set forth in
Schedule 2.3(b), together with interest thereon from the Closing Date at a rate of 7% per annum.

     3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer and MedSource as follows:

          3.1 Organization. The Company is a corporation duly organized, validly
              ------------
existing and in good standing under the laws of the State of Georgia and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Shareholders Representative has delivered to the Buyer Group true, correct and complete copies of the Company's Articles of Incorporation and Bylaws, as currently in effect.

          3.2 Capitalization.
              --------------

          (a) The authorized capital stock of the Company consists of 200,000 Company Shares, of which 100,000 shares are voting common stock ("Voting Common Stock") and 100,000 shares are nonvoting common stock ("Nonvoting Common Stock"). The holders of issued and outstanding Company Shares are set forth on
Schedule 2.3(b). To the knowledge of the Company, except as set forth on
Schedule 3.2(a)(i), all of the issued and outstanding Company Shares are owned of record and beneficially by the Shareholders in the amounts shown on Schedule 2.3(b), free and clear of all claims, liens, mortgages, encumbrances, pledges, and other security interests of any kind (collectively, "Liens"). All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.2(a)(ii), there are no
(i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating now or in the future, the Company to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

          (b) The Company does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

          3.3 Authorization; Validity of Agreement. The Company has the
              ------------------------------------
requisite capacity or corporate power and authority, as the case may be, to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates executed or to be executed and delivered by the Company pursuant to this Agreement (collectively, with this Agreement, the "Transaction Documents"), to which the Company is a party, and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly executed, validly authorized by the board of directors of the Company and its shareholders and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms. No other corporate proceedings on the part of the Company or the Shareholders are necessary to authorize the execution, delivery and performance of any of the Transaction Documents by the Company or the Shareholders, as the case may be, or the consummation of the transactions contemplated hereby and thereby.

          3.4 No Violations; Consents and Approvals.
              -------------------------------------

          (a) The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (each, a "Contract") to which the Company is a party or by which any of its properties or assets may be bound or otherwise subject except for such items referred to as Required Consents (as defined in section 3.4(b)) set forth on Schedule 3.4(b), or (iii) violate any Law (as defined in section 3.8(b)) applicable to the Company or any of its properties or assets.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch (a "Governmental Entity") or any other individual or entity (each, a "Person"), is required in connection with the execution, delivery and performance of any of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (individually, a "Consent" and collectively, "Consents") with respect to any License (as defined in section 3.8(c)) or Law or otherwise as are set forth on
Schedule 3.4(b) hereof (the "Required Consents").

          3.5 Financial Statements.
              --------------------

          (a) Attached to Schedule 3.5(a) are the balance sheet of the Company as of November 30, 2001 (the "Latest Balance Sheet"), together with the related statements of income for the eleven-month period ended November 30, 2001 ("Interim Financial Statements") and the balance sheets of the Company as of December 31, 2000 and 1999, together with the related statements of income (including the related notes) for the fiscal years then ended (the "Company Audited Financial Statements"). The Interim Financial Statements and Company Audited Financial Statements are herein collectively called the "Financial Statements".

          (b) The Company Audited Financial Statements have been audited by Petty & Landis PC, Certified Public Accountants, and the reports of that firm are attached hereto as part of Schedule 3.5(a). The Financial Statements fairly present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods set forth therein. The Company Audited Financial Statements have been prepared in accordance with GAAP, as of the dates and for the periods involved. The Interim Financial Statements have been prepared consistent with the Company's past practice for preparation of interim financial statements, and are subject to normal fiscal year-end adjustments in the ordinary course.

          3.6 No Material Adverse Change. Since the date of the Latest Balance
              --------------------------
Sheet, no event, condition or circumstance has occurred that could be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company, other than events, conditions or circumstances solely attributable to general economic conditions (a "Company Material Adverse Effect").

          3.7 No Undisclosed Liabilities. The Company does not have, and as of
              --------------------------
the Effective Time will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Balance Sheet; (ii) were incurred since the date of the Latest Balance Sheet in the ordinary course of business, or (iii) are expressly set forth and identified as such herein or in any Schedule hereto, which liabilities, individually or in the aggregate, are not material to the Company's business, operations or financial condition. Without limiting the foregoing, the Company hereby represents that the SunTrust Debt (as defined in section 6.12) is the Company's only Institutional Indebtedness (as defined in section 5.1(d)) outstanding.

          3.8 Litigation; Compliance with Law; Licenses and Permits.
              -----------------------------------------------------

          (a) Except as set forth on Schedule 3.8(a), there is no claim, suit, action, investigation or proceeding (each, a "Proceeding") pending, nor is there, to the knowledge of the Company, any Proceeding threatened, that involves the Company, by or before any Governmental Entity or any other Person.

          (b) The Company has complied with all applicable criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, writs, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws and Real Property Laws (as defined in Section 3.10(k)) relating to Taxes (as defined in section 3.14(e)), zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances (as defined in section 3.16(k)), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 2000, no member of the Seller Group has received any notice of any material violation of any Law.

          (c) (i) The Company has every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License"), and every Consent by or on behalf of any other Person that is not a party to this Agreement, required for it to conduct its business as presently conducted, and (ii) all such Licenses and Consents are in full force and effect and the Company has not received notice of any pending cancellation or suspension of any thereof nor, to the knowledge of the Company, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

          3.9 Employee Benefit Plans; ERISA.
              -----------------------------

          (a) Schedule 3.9(a) lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company (the "Plans"). The Seller Group has heretofore delivered to the Buyer, true, correct and complete copies of each of the Plans, including all amendments to date.

          (b) Each of the Plans which are subject to ERISA comply with ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Code section 401(a) has received a timely determination letter from the Internal Revenue Service that it is so qualified and, to the knowledge of the Company, there is no fact or circumstance that would adversely affect such qualification. Except as set forth in Schedule 3.9(b), none of the Plans is subject to Title IV of ERISA. No "reportable event," as such term is defined in
Section 4043(b) of ERISA, has occurred with respect to any Plan. There are no pending or, to the knowledge of the Company, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (c) Except as set forth on Schedule 3.9(c) or as set forth in the terms of the Plans, no Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Company beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

          (d) With respect to each Plan, neither the Company, the Shareholders nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 or Section 406 of ERISA) that would subject the Company to any taxes, penalties or other liabilities resulting from prohibited transactions under Code section 4975 or Sections 409 or 502(i) of ERISA.

          (e) The Company has complied with the notice and continuation of coverage requirements of Code section 4980B and the regulations thereunder with respect to each Plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of
Section 4980B(g) of ERISA.

          (f) No Plan is or has been in the last five years subject to Section 302(a) of ERISA or Code section 412(a).

          (g) Neither the Company, the Shareholders nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Company or any ERISA Affiliate under such Plan.

          3.10 Real Property.
               -------------

          (a) Schedule 3.10(a)(i) sets forth a list and description of all real property owned by the Company and the Company owns all the buildings, structures and other improvements located thereon (collectively, the "Owned Real Property"). The Company has good, marketable and insurable title to and owns the Owned Real Property in fee simple free and clear of all Title Defects (as hereinafter defined) except as set forth in Schedule 3.10(a)(ii) (collectively, "Permitted Exceptions"). The Company has not received notice of any default or breach by the Company under any Permitted Exception or other Title Defect affecting the Owned Real Property or any portion thereof, and no such default or breach now exists, and no event has occurred or is continuing which with notice or the passage of time or both, would constitute a default thereunder. As used in this Agreement, "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claim, lease, sublease, option, right of first refusal, easement, restrictive covenant, encroachment, encumbrance, restriction, limitation or document of record.

          (b) Schedule 3.10(b) contains a true, correct and complete list and summary of all the leases, subleases, licenses and other agreements (collectively, the "Leases") under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Leases being herein called the "Leased Real Property"). The Company has heretofore delivered to Buyer true and correct copies of all Leases. Each Lease is in full force and effect, all rent and other sums and charges payable by the Company thereunder are current, no written notice of default or termination under any Lease is outstanding, and, to the knowledge of the Company, no termination event or condition or default which has remained uncured beyond applicable cure periods on the part of the Company or any other Person exists under any Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. To the knowledge of the Company, no Shareholder, Affiliate (as defined in section 3.15 hereof) of the Company or Affiliate of any of the Shareholders is the landlord or owner of, or has any ownership, economic or similar interest in, any Lease. Except to the extent set forth in Schedule 3.10(b), none of the Leases have been amended, modified or extended as of the date hereof.

          (c) The Company has heretofore delivered to the Buyer a true, correct and complete copy of the most recent survey and title insurance policy (if any) in its possession with respect to each parcel of Owned Real Property. Other than as set forth on Schedule 3.10(c)(i), the Company has not entered into any leases, subleases, licenses or occupancy agreements relating to the Owned Real Property and, to the knowledge of the Company, no Person has any rights to acquire, lease, sublease or otherwise occupy the Owned Real Property or any part thereof or to otherwise obtain any interest therein, and there are no outstanding options, rights of first refusal or rights of reverter relating to the Owned Real Property or any interests therein. Schedule 3.10(c)(ii) sets forth all service or maintenance contracts, management agreements or similar agreements relating to the Real Property (as hereinafter defined). To the knowledge of the Company, there has been no service, material or other work provided or supplied to the Real Property that has not been paid in full.

          (d) The Company is in possession of and quietly enjoys the Leased Real Property applicable to it and the Company has a valid and enforceable leasehold interest, subject to no Title Defects except as set forth on Schedule 3.10(d) and rights-of-way, none of which interferes with the operation of the business. The Company has not entered into any assignment of any Lease, sublease of all or any portion of any Leased Real Property and the Company has not permitted any Person, and to the knowledge of the Company no Person other than the Company has any right, to occupy the Leased Real Property.

          (e) The Company has heretofore delivered to the Buyer true, correct and complete copies of any certificates of operation in its possession for any incinerator, boiler or other burning equipment on the Real Property. There is no real property of any kind whatsoever used by the Company in its business, except for the Owned Real Property and the Leased Real Property (collectively, the "Real Property"), and the Real Property constitutes all of the real property necessary to conduct such business.

          (f) All licenses, permits and certificates of occupancy (the "Approvals") in connection with the construction, use, occupancy and maintenance of any Real Property of all Governmental Authorities or from all insurance companies and fire rating and similar boards and organizations required to have been issued to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is presently occupied have been lawfully issued and are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. There is no alteration, improvement or change in use of any building or other improvement located on the Real Property that would require any new Approvals or amendment of an existing Approval.

          (g) To the knowledge of the Company, except as set forth on Schedule 3.10(g):

               (i) The Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, storm water, paving and parking equipment, systems and facilities, are operating and adequate for the conduct of the business of the Company as presently conducted.

               (ii) There are no defects in the same that would materially hinder or impair the business and operations of the Company.

               (iii) The electricity, water, gas and telephone service and all other public or private utilities ("Utilities") serving the Real Property are operating and adequate for the conduct of the business of the Company as presently conducted, and all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

          (h) The Seller Group has not received any written notice with respect to, and to the knowledge of the Company there is no pending or proposed (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect any of the Real Property, (ii) proceeding to change or redefine the zoning classification of any of the Real Property, (iii) imposition of any special or other assessments for public betterments or otherwise, or (iv) special assessments affecting any of the Real Property that are or would be payable by the Company and could result in a Lien against any of the Real Property.

          (i) The Company has not received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Real Property, and, to the knowledge of the Company, there are no outstanding requirements or recommendations from any of the foregoing.

          (j) Since January 1, 1998, there has been no material damage to any portion of the Real Property caused by fire or other casualty that has not been repaired and restored.

          (k) To the knowledge of the Company, the Real Property (including all improvements thereon) and the uses to which the Real Property (and all improvements thereon) are put, and all operations conducted thereon, are in compliance with, and are not in default under or in violation of any Real Property Law, including, without limitation, any building, zoning, land use, public health, public safety, sewage, water or sanitation Law (collectively, "Real Property Laws"), or any Environmental Law or any Title Defect affecting the Real Property and the Company has received no notice of any such default or violation of any Real Property Law.

          (l) To the knowledge of the Company, no portion of the Real Property is located in a special flood hazard area designated by Federal governmental authorities.

          (m) Copies of the current real estate tax bills for the Owned Real Property have been delivered to the Buyer by the Company. No application or proceeding is pending with respect to a reduction of the taxes on the Owned Real Property.

          (n) The Company does not owe any monies to any contractor, subcontractor or materialman for labor or materials performed, rendered or supplied in connection with any Real Property for which such person could claim a lien against any of the Real Property.

          (o) The Company has not transferred any development rights applicable to the Real Property.

          (p) There are no brokerage commissions due and payable by the Company with respect to the Real Property or with respect to the Leases.

          3.11 Intellectual Property; Computer Software.
               ----------------------------------------

          (a) Schedule 3.11(a) lists all items of intellectual property including, without limitation, trademarks, trade names, service marks, service names, domain names, uniform resource locators (URLs), keywords, logos, assumed names, copyrights, mask works, patents and all applications therefor, and invention disclosures, that are owned by any Shareholder, the Company or any other Person and used by the Company in the operation of its business (collectively, "Intellectual Property"), and there are no pending or, to the knowledge of the Company, threatened claims by any Person relating to the Company's use of any Intellectual Property. The Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the Intellectual Property as are necessary to permit the Company to conduct its business and the Company is not obligated to pay any royalty or similar fee to any Person in connection with the Company's use or license of any of the Intellectual Property.

          (b) The Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), all computer software programs including, without limitation, application software that are used by the Company and that are material to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted. None of the Company's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

          3.12 Tangible Personal Property.
               --------------------------

          (a) The Company has good, marketable and valid title to all material tangible personal property used in its business or located on its premises free and clear of all Liens, except as set forth on Schedule 3.12(a).

          (b) All material items of machinery, equipment, tooling and other tangible personal property owned or leased by the Company and used in the conduct of its business (other than items of inventory) (collectively, the "Personal Property") are in operating condition and are adequate for use in the conduct of the Company's business as currently conducted.

          3.13 Material Contracts.
               ------------------

          (a) Schedule 3.13 sets forth a true, complete and correct list of every Contract that: (i) provides for aggregate future payments by the Company or to the Company of more than $50,000 and has an unexpired term exceeding three
(3) months and may not be canceled upon thirty (30) days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Company with any of the Shareholders, or an officer, director or significant employee of the Company; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Company to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Company; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Company from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement with any employee of the Company; or (viii) is otherwise material to the rights, properties, assets, business or operations of the Company (the foregoing, collectively, "Material Contracts"). The Seller Group has heretofore provided true, complete and correct copies of all Material Contracts to the Buyer.

          (b) Each of the Material Contracts is in full force and effect and there is not now and, to the knowledge of the Company, there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Company, or to the knowledge of the Company, on the part of any other party thereto and, except as set forth on Schedule 3.4(b), no Consent from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such Consents that have been obtained and are in full force and effect and delivered to Buyer and such notices that have been duly given.

          3.14 Taxes.
               -----

          (a) Except as set forth in Schedule 3.14(a):

               (1) the Company has elected to be treated as an "S" corporation for federal income Tax purposes at all times since its date of incorporation and such election is effective for each taxable year thereafter up to and including the Closing Date. Schedule 3.14(b) hereto sets forth each other jurisdiction for which the Company has made an "S" election (or similar election), or for which an "S" election (or similar election) is effective, including the date of the election, its effective date, the date of any termination of such election, if any, and the cause of such termination. Except as set forth on Schedule 3.14(b), such election is effective for each year from its effective date up to and including the Closing Date.

               (2) the Company has (A) as of the Closing Date, duly and timely filed or caused to be filed with Tax Authorities each Tax Return that is due and is required to be filed by or on behalf of the Company or that includes or relates to the Company, its income, sales, assets or business, which Tax Return is true, correct and complete, and (B) duly and timely paid in full all Taxes due and payable on or prior to the Closing Date;

               (3) the Company has not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

               (4) the Company has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities, including, but not limited to, Code section 3402;

               (5) there is no lien for Taxes upon any asset or property of the Company (except for any statutory lien for any Tax not yet due);

               (6) the Company does not have, and is not expected to have, any liability in respect of any Tax as a transferee or successor of any Person (including, but not limited to, any liability arising under Treas. Reg. Section 1.1502-6), and the Company is not, and never has been, a party to any Tax allocation, Tax indemnification or Tax sharing contract or agreement;

               (7) all Taxes assessed with respect to the Company's income, sales, assets or business, or for which the Company is liable have been paid;

               (8) any assessment, deficiency or adjustment related to or in connection with any Tax for which the Company is liable or with respect to the Company's income, sales, assets or business that is or was required to be reported to any Tax Authority has been so reported, and any additional Taxes owed with respect thereto have been paid;

               (9) there are no pending, proposed, or, to the knowledge of the Company, threatened Tax Proceedings with respect to any Tax, the payment, collection or withholding of any Tax or any Tax Return filed by or on behalf of the Company;

               (10) there are no presently outstanding waivers or extensions or requests for waivers or extensions of the time within which unpaid Tax may be assessed or asserted;

               (11) there is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (12) the Company is not a party to any agreement with any Tax Authority (including, but not limited to, any closing agreement within the meaning of Code section 7121 or any analogous provision of applicable law or any agreement relating to transfer or intercompany pricing) or requested or received a private letter or other ruling from any Tax Authority relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (13) the Company is not a party to any contract, agreement or other arrangement that could result, alone or in conjunction with any other contract, agreement or other arrangement, in the payment of any amount that would not be deductible by reason of Code section 280G or 404 or any similar provision of applicable law;

               (14) the Company is not a "consenting corporation" within the meaning of Code section 341(f) or any similar provision of applicable law and has not agreed to have Code section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code section 341(f)(4)) owned by the Company;

               (15) the Company does not have any "tax-exempt use property" within the meaning of Code section 168(g) or Code section 168(h) or any similar provision of applicable law with respect to the Company, its income, sales, assets or business;

               (16) none of the assets of the Company is required to be treated as being owned by any other Person pursuant to any provision of applicable law, including, but not limited to, the "safe harbor" leasing provisions of Code section 168(f)(8) as in effect prior to the repeal of those "safe harbor" leasing provisions;

               (17) the Company is not, nor has it been, a "United States real property holding corporation" within the meaning of Code section 897(c)(2) at any time during the applicable period referred to in Code section
897(c)(l)(A)(ii);

               (18) no election under Code section 338 or any similar provision of applicable law has been made or required to be made by or with respect to the Company (or a subsidiary, if any, of the Company);

               (19) the Company (i) has not adjusted, changed or received any request, demand, or proposal from a Tax Authority to adjust or change any accounting method, (ii) is not required to include in income any adjustment pursuant to Code section 481(a) (or any similar provision of applicable law) by reason of a change in accounting method, and (iii) has neither deferred any income to a period after the Closing Date that has economically accrued or is otherwise attributable to a period prior to the Closing Date nor accelerated any deductions into a period ending on or before the Closing Date that will or may economically accrue after the Closing Date;

               (20) there is no power of attorney in effect relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (21) no jurisdiction where the Company does not file a Tax Return has made or threatened to make a claim that the Company is required to file a Tax Return for such jurisdiction; and

               (22) Schedule 3.14(a) sets forth a list of all elections currently in effect (or made within the three most recent Tax periods ending on or prior to the Closing Date) with respect to any Tax or Tax Return.

          (b) Schedule 3.14(b) sets forth a list of all jurisdictions (foreign and domestic) in which any Tax Returns have been filed by or on behalf of the Company, or with respect to the Company's income, assets or business since December 31, 1998 and a description of each such Tax Return and the period for which it was filed.

          (c) Schedule 3.14(c) sets forth a list of all jurisdictions (foreign and domestic) in which state income, franchise and other Tax Returns referred to in clause (a)(2) are or may be the subject of Tax Proceedings and a description of each such Tax Return and the period for which it was filed.

          (d) The Seller Group has provided to the Buyer Group: (i) a copy of all Tax Returns filed since December 31, 1998, and (ii) all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Taxes for which the Company is or may be liable with respect to the Company's income, assets or business.

          (e) With respect to the Merger:

               (1) Neither the Shareholders nor the Company nor any Person related to the Seller Group has redeemed or acquired nor does the Seller Group or any Person related (within the meaning of Treas. Reg.Section 1.368-1(e)(3)) to the Seller Group have any plan or intention to redeem or acquire any Company Shares or make any distribution (within the meaning of Treas. Reg.Section 1.368-l(e)(l)(ii)) with respect to any Company Shares;

               (2) The Company has not and will not be paying any amounts to the Shareholders in connection with the Merger, or otherwise immediately prior to the Closing Date, including as part of a redemption or distribution made by the Company (other than as a regular normal dividend);

               (3) the liabilities of the Company were incurred by the Company in the ordinary course of its business, other than liabilities incurred in connection with the Merger; and

               (4) the Company is not an investment company as defined in Code section 368(a)(2)(F).

          (f) For purposes of this Agreement,

               (1) "Tax" or "Taxes" means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature of, against or pertaining to the Company including, without limitation, any net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other tax, duty, fee, assessment or charge of any kind whatsoever, imposed on the Company by any Tax Authority, including any liability therefor as a transferee (including without limitation under Code section 6901 or any similar provision of applicable law), as a result of Treas. Reg. Section 1.1502-6 or any similar provision of applicable law, or as a result of any tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

               (2) "Tax Authority" means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.

               (3) "Tax Proceeding" means any audit, examination, review, reassessment, litigation or other administrative or judicial proceeding relating to any Tax for which the Company is (or is asserted to be) or may be liable, the collection, payment or withholding of any Tax, or any Tax Return filed by or on behalf of the Company.

               (4) "Tax Return" means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including without limitation any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority.

               (5) "Treas. Reg." means any temporary, proposed or final regulation promulgated under the Code.

          3.15 Affiliated Party Transactions. Except for obligations arising
               -----------------------------
under this Agreement and other than as set forth on Schedule 3.15, as of the Effective Time neither the

Company nor any of its affiliates, nor, to the knowledge of the Company, any Shareholder or any immediate family member of, or any Person controlled by, such Shareholder (collectively, the "Affiliates"), will have, directly or indirectly, any obligation to or cause of action or claim against the Company.

          3.16 Environmental Matters. Except and to the extent specifically set
               ---------------------
forth in Schedule 3.16 or the Phase I Environmental Site Assessment of Eckland Consultants Inc. dated November 23, 2001:

          (a) The Company is in compliance with, and its business has been conducted in compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (b) No Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq., is listed on or, to the knowledge of the Company, was ever listed or is proposed to be listed on, the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section 9601 et seq., or on any similar state list of sites requiring investigation or cleanup;

          (c) No member of the Seller Group has received any written notice that remains pending or outstanding with respect to the Company's business or any Site from any Governmental Entity or Person alleging that the Company is not in compliance with any Environmental Law;

          (d) There has been no Release (as defined below) of a Hazardous Substance (as defined below) by the Seller Group at, from, in, to, on or under any Site and no unpermitted Hazardous Substances are present in, on, about or migrating to or from any Site that will give rise to an Environmental Claim (as defined below) against the Company;

          (e) To the knowledge of the Company, there are no outstanding or pending corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (f) The Company has obtained and holds all necessary material Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (g) There are no unresolved past or pending, or to the knowledge of the Company, threatened, Environmental Claims against the Company, and Seller Group is not aware of any facts or circumstances that could be expected to form the basis for any Environmental Claim against the Company;

          (h) Neither the Company, any entity previously owned by the Company, nor any predecessor of the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that will result in an Environmental Claim against the Company;

          (i) There are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, (iii) friable asbestos, or
(iv) recognized environmental condition, as defined by ASTM E1527-97, at any Site; and

          (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Company with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Buyer Group prior to execution of this Agreement.

          (k) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential: (A) violation of or liability under any Environmental Law, (B) violation of any Environmental Permit, or (C) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any Licenses or Consents required by any Governmental Entity under or in connection with any Environmental Law;
(v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, friable asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes, " "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances, " "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Company, any predecessors of the Company or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater thereat.

          3.17 No Brokers. Except as set forth in Schedule 3.17, the Company has
               ----------
not employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

          3.18 Receivables. All accounts receivable of the Company have arisen,
               -----------
and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Company's business consistent with past practice and established in the ordinary course of the Company's business consistent with past practice. Each of the accounts receivable of the Company either has been or will be collected in full, without any set-off, within one hundred and twenty
(120) days after the day on which it first becomes due and payable.

          3.19 Inventories. Except as set forth in Schedule 3.19, the Company is
               -----------
not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

          3.20 Product Claims. No product liability claim is pending, or to the
               --------------
knowledge of the Company, threatened, against the Company or against any other party with respect to the products of the Company's business. Schedule 3.20 lists all product liability claims seeking damages in excess of $10,000 asserted against the Company (or in respect of which any member of the Seller Group has received notice) with respect to the products of the Company's business or the Company during the last three years.

          3.21 Warranties and Returns. Schedule 3.21 sets forth a summary of the
               ----------------------
practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 3.21, there is not presently, nor has there been since December 31, 1999, any failure or defect in any product sold by the Company that has required, or will require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of returned or defective goods of the Company in excess of $10,000 in the aggregate for all such transactions with respect to products sold by it since January 1, 2000.

          3.22 Assets Utilized in the Business. The assets, properties and
               -------------------------------
rights owned, leased or licensed by the Company and used in connection with the Company's business and that will be owned, leased or licensed by the Company as of the Effective Time, constitute all of the properties, assets and rights utilized and employed by the Company in connection with the operation and conduct by the Company of its business. As a result of the Merger, upon the Effective Time the Buyer will obtain good title to all of such assets, properties and rights, free and clear of all Liens, except as set forth on
Schedule 3.22.

          3.23 Insurance. Schedule 3.23 contains a complete and correct list of
               ---------
all policies of insurance of any kind or nature covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance. All such policies are (i) in full force and effect and (ii) sufficient for compliance with the terms of all Material Contracts. Complete and correct copies of such policies have been furnished to the Buyer.

          3.24 Delivery of Documents; Corporate Records. The Seller Group has
               ----------------------------------------
heretofore delivered to the Buyer true, correct and complete copies of all documents, instruments, agreements and records referred to in this Article 3 or in the Schedules to this Agreement.

          3.25 Customers, Suppliers and Distributors. Schedule 3.25 sets forth
               -------------------------------------
(i) the ten customers with the highest dollar volume of purchases from the Company during the 2000 calendar year and 10-month period ended October 31, 2001 indicating the approximate total sales to each of those customers, and (ii) the ten largest suppliers of the Company during such periods. Except as set forth on
Schedule 3.25, there has not been any adverse change in the business relationship of the Company with any such customer or supplier, and the Seller Group has no knowledge of any threatened loss of any such customer or supplier.

          3.26 Labor Matters. There are no labor strikes, slow-downs or
               -------------
stoppages or other labor troubles pending or, to the knowledge of the Company, threatened with respect to the employees of the Company. There is no collective bargaining agreement binding on the Company and there is no agreement which restricts the Company's businesses or operations, there are no grievances asserted that would likely have a Company Material Adverse Effect; nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Company has not experienced any work stoppage during the last three years.

          3.27 Bank Accounts. Schedule 3.27 sets forth the names and locations
               -------------
of all banks, depositories and other financial institutions in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

          3.28 Directors, Officers and Certain Employees. A complete and correct
               -----------------------------------------
list of the names, current annual salary, bonus and title, for each Person who received from the Company annual compensation during the Company's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000 has previously been provided to the Buyer Group. Schedule 3.28 sets forth a list of the Company's only key employees and their titles.

          3.29 Allocation of Merger Consideration. All of the Shareholders have
               ----------------------------------
agreed with and consent to the allocation of the Merger Consideration as set forth on Schedule 2.3(b).

          3.30 No Misstatements or Omissions. No representation or warranty by
               -----------------------------
the Company contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Buyer Group or hereafter furnished to the Buyer Group pursuant to this Agreement or any other Transaction Document on the part of any member of the Seller Group contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          3.31 Knowledge of the Company. As used herein, the phrase "to the
               ------------------------
knowledge of the Company" and variations thereof shall mean the knowledge of any of Rudolph Carlson ("Carlson"), Anthony Lane Keith ("Keith"), Ron Roth, Bruce Nichols or Jay Brown.

     4. Representations and Warranties of the Buyer and MedSource. Each of the Buyer and MedSource, jointly and severally, represents and warrants to the Shareholders and the Company as follows:

          4.1 Organization of the Buyer Group. Each of the Buyer and MedSource
              -------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not, directly or indirectly, have a Buyer Group Material Adverse Effect (as defined in Section 4.9). Each of the Buyer and MedSource is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Buyer Group Material Adverse Effect. The Buyer has heretofore delivered to the Company true and correct copies of the Certificate of Incorporation and Bylaws of each of the Buyer and MedSource as currently in effect.

          4.2 Authorization; Validity of Agreement. Each of the Buyer and
              ------------------------------------
MedSource has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates executed or to be executed by the Buyer and/or MedSource, as applicable, pursuant to the terms of this Agreement (collectively, the "Buyer Acquisition Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Buyer and MedSource of this Agreement and the other Buyer Acquisition Agreements to which the Buyer or MedSource is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of each of the Buyer and MedSource and by the sole stockholder of the Buyer, and no other corporate proceedings on the part of the Buyer and MedSource are necessary to authorize the execution, delivery and performance of this Agreement and the other Buyer Acquisition Agreements by the Buyer and MedSource, as the case may be, and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and each Buyer Acquisition Agreement has been duly executed and delivered by the Buyer and MedSource, as the case may be, and is a valid and binding obligation of the party signatory thereto, enforceable against such party in accordance with its terms.

          4.3 No Violations; Consents and Approvals.
              -------------------------------------

          (a) The execution, delivery and performance of this Agreement and the Buyer Acquisition Agreements by each of the Buyer or MedSource, as the case may be, do not, and the consummation by each of the Buyer and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Certificate of Incorporation or Bylaws of the Buyer or MedSource, as the case may be, (ii) except as set forth on Schedule 4.3, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Contract to which the Buyer or MedSource is a party or by which the Buyer or MedSource or any of their respective properties or assets may be bound or otherwise subject, or (iii) violate any Law applicable to the Buyer or MedSource or any of their respective properties or assets.

          (b) Except as set forth on Schedule 4.3, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity or Person is required in connection with the execution, delivery and performance of this Agreement or the Buyer Acquisition Agreements by each of the Buyer and MedSource, as the case may be, or the consummation by the Buyer or MedSource of the transactions contemplated hereby and thereby.

          4.4 Litigation; Compliance with Law; Licenses and Permits.
              -----------------------------------------------------

          (a) There is no Proceeding pending, nor is there, to the knowledge of the Buyer Group, any Proceeding threatened, that involves the Buyer or MedSource, by or before any Governmental Entity or any other Person.

          (b) Each member of the Buyer Group has, and on the Closing Date will have, complied with all applicable Laws, including but not limited to Laws and Real Property Laws relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 2000, neither the Buyer nor MedSource has received any notice of any material violation of any Law.

          (c) (i) Each of Buyer and MedSource has every License, and every Consent by or on behalf of any Person that is not a party to this Agreement, required for it to conduct its business as presently conducted; and (ii) all such Licenses and Consents are in full force and effect and neither the Buyer nor MedSource has received notice of any pending cancellation or suspension of any thereof nor, to the knowledge of the Buyer Group, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

          4.5 Capital Structure.
              -----------------

          (a) The authorized capital stock of MedSource consists of:

               (1) 1,000,000 shares of preferred stock, par value $.0l per share (the "Preferred Stock"), of which 100,000 shares have been designated as Series A (the "Series A Preferred Stock"), 400,000 shares have been designated as Series B (the "Series B Preferred Stock"), 52,329 shares have been designated as Series C (the "Series C Preferred Stock"), 43,000 shares have been designated as Series D (the "Series D Preferred Stock"), 6,000 shares have been designated as Series E (the "Series E Preferred Stock"), 4,000 shares have been designated as shares of MedSource Preferred Stock, 65,000 shares have been designated as Series Z (the "Series Z Preferred Stock"), and 329,671 shares of Preferred Stock remain undesignated; and

               (2) 40,000,000 shares of MedSource Common Stock.

          (b) As of the Closing Date, and after giving effect to the issuance of the MedSource Shares hereunder, there will be outstanding 6,060,582 shares of MedSource Common Stock, 38,370 shares of Series A Preferred Stock, 332,728 shares of Series B Preferred Stock, 40,300 shares of Series C Preferred Stock, 35,165 shares of Series D Preferred Stock, 6,000 shares of Series E Preferred Stock, 4,000 shares of MedSource Preferred Stock, and 65,000 shares of Series Z Preferred Stock. As of the Closing Date, and after giving effect to the issuance of the MedSource Shares hereunder, 3,855,000 shares of MedSource Common Stock will be reserved for issuance upon exercise of options that have been or may be granted under MedSource's 1999 Stock Plan and warrants to purchase shares of MedSource Common Stock, 525 shares of Series C Preferred Stock will be reserved for issuance upon exercise of a warrant and 85 shares of Series D Preferred Stock will be reserved for issuance upon exercise of options that have been granted under the ACT Medical, Inc. 1998 Omnibus Stock Plan.

          (c) Except as set forth on Schedule 4.5(c), MedSource does not own any shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

          4.6 Valid Issuance of Shares, Etc. Each of the MedSource Shares to be
              -----------------------------
issued in connection with the Merger pursuant to the terms of section 2.3(b) will, upon such issuance, be free of any Liens created by the Buyer Group (other than restrictions under the terms of the Stockholders Agreement (as defined in Section 6.5), the Registration Rights Agreement (as defined in Section 6.5), the Lock-Up Agreement (as defined in Section 6.7) or applicable securities laws), duly authorized, validly issued, fully paid and non-assessable.

          4.7 Financial Statements.
              --------------------

          (a) Attached to Schedule 4.7(a) are the audited consolidated balance sheets of MedSource as of July 3, 2001 and July 1, 2000, together with the related audited statements of operations for the periods then ended ("MedSource Audited Financial Statements") and the unaudited consolidated balance sheet of MedSource as of November 4, 2001 (the "October 2001 Balance Sheet"), together with the related consolidated statement of operations for the period ended November 4, 2001 (all of the foregoing collectively, the "MedSource Financial Statements").

          (b) The MedSource Audited Financial Statements have been audited by Ernst & Young LLP and the reports of that firm are attached hereto as Schedule 4.7(a). The MedSource Financial Statements fairly present the financial position of MedSource as of the respective dates thereof and the results of operations of MedSource for the respective periods set forth therein. The MedSource Audited Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved. The October 2001 Balance Sheet and the related statement of operations for the period ended November 4, 2001 have been prepared consistent with MedSource's past practice for preparation of interim financial statements, and are subject to normal fiscal year-end adjustments in the ordinary course.

          4.8 No Material Adverse Change. Since November 4, 2001 (i) no event,
              --------------------------
condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of MedSource or Buyer, other than events, conditions or circumstances solely attributable to general economic conditions (a "Buyer Group Material Adverse Effect").

          4.9 No Undisclosed Liabilities. MedSource does not have, and as of the
              --------------------------
Effective Time will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the October 2001 Balance Sheet; or (ii) were incurred since November 4, 2001 in the ordinary course of business, none of which, individually or in the aggregate, is material to MedSource's business, operations.

          4.10 Taxes.
               -----

          (a) Except as set forth in Schedule 4.10, each of Buyer and MedSource has:

               (1) (A) On or before the Closing Date, duly and timely filed or caused to be filed with Tax Authorities each Tax Return that is due and required to be filed by it or on its behalf or that includes or relates to its income, sales, assets or business, which Tax Return is true, correct and complete, (B) duly and timely paid in full, or caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (C) properly accrued on its books and records in accordance with GAAP a provision for the payment of all Taxes due or claimed to be due or for which it otherwise is or may be liable;

               (2) not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

               (3) complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities; and

               (4) no lien for Taxes upon any of its assets or property (except for any statutory lien for any Tax not yet due).

          (b) The MedSource Shares, for purposes of Section 368 of the Code, will have an aggregate value greater, as of the Closing Date, than the Cash Consideration.

          4.11 No Misstatements or Omissions. No representation or warranty by
               -----------------------------
the Buyer or MedSource contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Seller Group or hereafter furnished to the Seller Group pursuant to any Buyer Acquisition Agreement on the part of the Buyer Group contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5. Covenants

          5.1 Conduct of Business by the Company Pending the Closing. During the
              ------------------------------------------------------
period from the date hereof to the Closing, unless the Buyer Group otherwise agrees in writing, the Company shall conduct its business in the ordinary course, consistent with past practice.

Without limiting the generality of and in addition to the foregoing, except as otherwise expressly provided in this Agreement or as set forth in Schedule 5.1, prior to the Closing, the Company shall not do any of the following; provided,
                                                                     --------
however, that if the Company is required by Law to do any of the following, it shall give the Buyer Group advance notice of any such action:

          (a) amend its articles of incorporation, certificate of incorporation or bylaws;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend (other than a cash dividend not to exceed an aggregate of $1,300,000, to be declared and paid prior to the close of business on December 31, 2001) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities;

          (d) (i) incur or assume any obligations under any revolving credit facilities, term loans, notes or lines of credit or loans due to banks, lending or similar financial institutions or any other Person (including prepayment fees, if any) (collectively, "Institutional Indebtedness"); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

          (e) enter into, adopt or amend (except as required by law) any bonus (other than year-end cash bonuses payable to employees of the Company in an aggregate amount not to exceed $775,000, to be paid prior to the close of business on January 3, 2002), profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in the compensation or fringe benefits of any employee or pay any material benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

          (f) except as required under section 6.13 hereof, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

          (g) except in the ordinary course of its business, pay, discharge or satisfy before it is due any claim or liability of the Company, or fail to pay any such item in a timely manner given the prior practices of the Company;

          (h) cancel any material debts or waive any substantial claims or rights of substantial value except in the ordinary course of business;

          (i) change any accounting principle or method or, except as required by any Law, make, amend or terminate any election or any Tax accounting method or procedure;

          (j) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Company except in the ordinary course of the Company's business;

          (k) amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, Lease or Approval or modify any arrangement with any customer of the Company;

          (l) except in the ordinary course of the Company's business consistent with past practice, extend or renew any Material Contract;

          (m) acquire, sell, lease, transfer or dispose of any of its properties or assets other than inventory acquired or sold in the ordinary course of the Company's business, or enter into any commitment or transaction or acquire any business or entity;

          (n) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions; or

          (o) sell, lease, transfer or dispose of any Owned Real Property or enter into any commitment or agreement to do so.

          5.2 Access to Information. Between the date of this Agreement and the
              ---------------------
Closing Date, the Company shall provide the Buyer Group and the representatives thereof with reasonable access during normal business hours to all offices and other facilities, and to all books and records of the Company, and shall permit the Buyer Group to make such inspections and to make copies of such books and records during normal business hours as the Buyer Group may reasonably require, and shall cause its officers and employees to furnish the Buyer Group or any of its representatives with such financial and operating data and other information as the Buyer Group may from time to time reasonably request.

          5.3 Public Announcements. Prior to the Closing, the Buyer Group, on
              --------------------
the one hand, and the Seller Group, on the other hand, shall consult with each other and obtain each other's consent, which consent shall not be unreasonably withheld or delayed, before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and obtaining such consent, except if the issuance of any such press release or the making of any such public statement prior to such consultation and obtaining such consent is required by applicable Law. Following the Closing, the foregoing restrictions shall apply solely to the Shareholders.

          5.4 Notification of Material Adverse Events.
              ---------------------------------------

          (a) The Company shall promptly notify the Buyer in writing of (i) any event following the date hereof and through the Closing Date of which the Company is or becomes aware that will, or is likely to, have a Company Material Adverse Effect or which could have the effect of making any representation or warranty of the Company in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Company, its business, or the financial condition, operations, results of operations, client relations, employee relations, projections or prospects of the Company of which the Company has knowledge.

          (b) The Buyer shall promptly notify the Company in writing of any event following the date hereof and through the Closing Date of which the Buyer is or becomes aware that will, or is likely to, have a Buyer Group Material Adverse Effect or which could have the effect of making any representation or warranty of the Buyer Group in this Agreement untrue or incorrect in any material respect and all other material developments affecting the Buyer Group, the business, or the financial condition, operations or results of operations, projections or prospectus of the Buyer Group of which the Buyer Group has knowledge.

     6. Other Agreements of the Parties.

          6.1 Tax Returns; Taxes.
              ------------------

          (a) No Shareholder shall take or fail to take any action or permit the Company to take or fail to take any action which could result in the termination of any "S" corporation election (or similar election) of the Company, other than as anticipated by this Agreement. The Shareholders shall duly file or cause to be filed on a timely basis all Tax Returns of the Company, its income, assets or business, for all Pre-Closing Periods. Such Tax Returns shall be true, correct and complete, shall be filed on a basis consistent with prior Tax Returns of or relating to the Company, its income, assets or business, and shall not make, amend or terminate any election by the Company (or to which the Company is subject) or change any Tax accounting method, practice or procedure of the Company, other than as anticipated by this Agreement, without MedSource's prior written consent, which shall not be unreasonably withheld. The Shareholders shall give MedSource a copy of each such Tax Return for its review with sufficient time for comments and corrections prior to filing and in any event at least 21 days before the earlier of the filing or due date for any such Tax Returns. MedSource shall cause an appropriate officer of the Company or the legal successor thereof to sign such Tax Returns (which officer may, by appointment of MedSource and at MedSource's direction, be a former officer of the Company). The Shareholders shall cause the Company to timely and properly withhold and collect, pay over and report all Taxes required to be withheld or collected by the Company on or before the Closing Date.

          (b) The Shareholders shall be responsible for and shall timely pay all Taxes, including, without limitation, any Taxes resulting from a Tax Proceeding for which the Company is or may be liable with respect to any Pre-Closing Period. In addition, the Shareholders shall be entitled to receive all refunds of Taxes with respect to any Pre-Closing Period, to the extent that such Taxes were originally paid by the Shareholders. For purposes of this Agreement, "Pre-Closing Period" shall mean any tax period ending on or before the Closing Date.

          (c) The Buyer Group shall promptly forward to the Shareholders a copy of all written communications from any Tax Authority received by the Company, the Buyer Group or their respective Affiliates (each, a "Taxpayer") relating to the Company and the Shareholders for any Pre-Closing Period. The Shareholders Representative shall promptly forward to the Buyer Group a copy of all written communications from any Tax Authority received by the Seller Group relating to any Pre-Closing Period for which the Taxpayer is or may be liable.

          (d) After the Closing Date, the Buyer Group and the Shareholders Representative shall each make available to the other, upon reasonable request, all information, records or other documents in its possession relating to any Tax and shall preserve all such information, records or other documents until the date that is six (6) months after the expiration of the statute of limitations applicable to such Tax. In addition, the Buyer Group and the Shareholders Representative shall cooperate with the other upon request in connection with all matters relating to the preparation of any Tax Returns relating to the Company and in connection with any Proceeding referred to in this provision. Any investigation, review, comment or discussion related to or in connection with the payment of Taxes, the preparation of Tax Returns or drafts of Tax Returns, the filing of Tax Returns, any Tax Proceeding or any provision of this section 6.1 shall not affect the indemnity provisions of
Article 10 or limit the scope of such provisions (including but not limited to section 10.1) in any way, or affect any other representations, warranties or obligations of any party hereto. Each party shall bear its own costs and expenses in complying with the provisions of this section 6.1(d).

          (e) The Buyer Group and the Seller Group will treat the Merger as a reorganization within the meaning of Code sections 368(a)(l)(A) and 368(a)(2)(D) and will report, disclose, account for and maintain all records relating to the Merger as such.

          (f) Neither the Buyer Group nor the Seller Group shall take any position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Code sections 368(a)(l)(A) and 368(a)(2)(D).

          (g) Neither the Buyer Group nor the Seller Group has taken or shall take any actions either prior to, in connection with or subsequent to the Merger that will prevent the Merger from qualifying as a reorganization within the meaning of Code sections 368(a)(l)(A) and (a)(2)(D).

          6.2 Non-Disclosure of Confidential Information.
              ------------------------------------------

          (a) From and after the date hereof, no member of the Seller Group shall divulge, communicate, use to the detriment of the Buyer Group or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets relating to the Company, the Surviving Corporation or MedSource or their respective Affiliates including, without limitation, Intellectual Property, personnel information, secret processes, know-how, customer lists or other technical data.

          (b) All information, data and material furnished to the Buyer Group by the Seller Group prior to the date of this Agreement or hereafter furnished to the Buyer Group by the Seller Group is confidential. Except for disclosures which may be necessary to satisfy conditions of this Agreement, the Buyer Group agrees that the Buyer Group will not, and no agent representing the Buyer Group to which such information, data and material may be furnished will, disclose or otherwise make available, at any time, any such information, data or material to any other person whomsoever who does not have a confidential relationship with the Buyer Group; that the Buyer Group and the Seller Group will protect such information, data and material with a high degree of care to prevent the disclosure thereof, and that if, for any reason, the transactions contemplated by this Agreement are not consummated, all information, data and material concerning the Company obtained by the Buyer Group and its representatives, and all copies thereof, will be delivered to the Company.

          6.3 Noncompetition and Nonsolicitation Agreements. At the Closing,
              ---------------------------------------------
each of the Shareholders listed on Schedule 6.3 shall execute and deliver to the Buyer a noncompetition and nonsolicitation agreement substantially in the form of either Exhibit 6.3(a) or Exhibit 6.3(b) attached hereto (collectively, the "Noncompetition and Nonsolicitation Agreements").

          6.4 Required Consents. The Seller Group shall use reasonable
              -----------------
commercial efforts to cause the Company to obtain all Required Consents and provide them to the Buyer prior to the Closing Date. The Shareholders Representative and/or the Company shall promptly provide the Buyer, and the Buyer and MedSource shall promptly provide the Seller Group, with copies of all filings made by them with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          6.5 Stockholders Agreement and Registration Rights Agreement. At the
              --------------------------------------------------------
Closing, each Shareholder shall enter into the stockholders agreement with MedSource in the form annexed hereto as Exhibit 6.5(a) (the "Stockholders Agreement") and the registration rights agreement with MedSource in the form annexed hereto as Exhibit 6.5(b) (the "Registration Rights Agreement").

          6.6 Geneva Agreement. At the Closing, MedSource shall assume and
              ----------------
perform all of the Company's obligations under a certain agreement dated as of the Closing Date (the "Geneva Agreement") between the Company and The Geneva Companies, Inc. ("Geneva"), a copy of which is attached hereto as Exhibit 6.6.

          6.7 Lock-Up Agreement. At the Closing, each Shareholder receiving
              -----------------
MedSource Shares as consideration for his Company Shares shall enter into a lock-up agreement in the form annexed hereto as Exhibit 6.7 (the "Lock-Up Agreement").

          6.8 Sale of Condominium. As soon as practicable after the Closing, (i)
              -------------------
the Buyer shall sell to Carlson, who will purchase from the Buyer certain real property known as Villa Unit Number 2087 of the Beach Wood Villas, a Condominium, located at 29 Marsh Road, Amelia Island, Florida (the "Condominium"), for a consideration of 5,500 shares of MedSource Common Stock,
(ii) the Buyer will deliver a quit claim deed in favor of Carlson, and (iii) Carlson will pay all fees and expenses in connection therewith, including but not limited to state, local and condominium association transfer taxes and fees, recording fees, title insurance premiums and mortgage loan pay-offs.

          6.9 SAR Payment Agreements. At the Closing, MedSource shall assume and
              ----------------------
perform all of the Company's obligations under certain agreements between the Company and each of Gary G. Massengale and Shannon Prince, copies of which are attached hereto as Exhibits 6.9(a) and Exhibit 6.9(b), respectively (the "SAR Payment Agreements").

          6.10 "Green Shoe" Agreement. At the Closing, MedSource shall enter
               ----------------------
into the "Green Shoe" letter agreement in the form annexed hereto as Exhibit
6.10 (the "Green Shoe Agreement") with each Shareholder.

          6.11 Grant of MedSource Options. Following the Effective Time,
               --------------------------
MedSource shall grant to certain members of the Company's management, non-qualified stock options to purchase a minimum of 30,000 shares of MedSource Common Stock in accordance with MedSource's 1999 Stock Plan and standard form of stock option contract.

          6.12 Payment of SunTrust Debt. No later than one business day after
               ------------------------
the Closing, the Buyer Group shall (i) pay to SunTrust Bank, N.A. ("SunTrust") the amount of $566,877.60 (plus per diem interest of $132.812 if not paid by January 3, 2002, which interest, if any, will be accrued as a liability on the Working Capital Statement) owed by the Company to SunTrust (which amount includes any and all prepayment fees, penalties and other related expenses) (the "SunTrust Debt") and (ii) cause to be recorded the release of the SunTrust lien set forth on Schedule 3.10(d) hereof. No later than one business day after the SunTrust Debt is paid off by the Buyer Group, Carlson shall deliver to the Buyer Group (i) a duly executed Termination Statement on Form UCC-3 relating to the SunTrust Debt, and (ii) a duly executed and acknowledged release of leasehold deed to secure debt and security agreement in recordable form relating to the SunTrust Debt and to the SunTrust lien set forth on Schedule 3.10(d) hereof.

          6.13 Termination of 401(k) Plan. Prior to the Closing, the Company
               --------------------------
shall cause to be terminated the H.V. Technologies, Inc. Retirement Savings Plan (the "401(k) Plan"). MedSource agrees that it will provide employees of the Company with substantially the same benefits which they would otherwise receive under the 401(k) Plan, for a period of not less than one year following the Closing.

          6.14 Assignment of Stale Accounts. To the extent any account
               ----------------------------
receivable of the Company at Closing is not collected within 120 days thereafter and the Buyer Group asserts a claim for Damages (as defined in section 10.3(a) hereof) hereunder because of such noncollection (the "Stale Accounts"), the Buyer Group shall assign all Stale Accounts to the Shareholders Representative. The Shareholders Representative may attempt to collect such Stale Accounts consistent with the Company's past practices and shall not file suit to collect without the prior written consent of the Buyer, which consent shall not be unreasonably withheld. In addition, to the extent the Buyer Group receives any payment on any Stale Account, the Buyer Group shall remit such payments to the Shareholders Representative within 10 business days of receipt. All amounts collected by the Shareholders Representative under this section shall either be applied to amounts then owed by the Shareholders Representative, deposited into the escrow fund established by the Shareholders, or paid over pro rata to the Shareholders, in the discretion of the Shareholders Representative.

          6.15 Certain Employment Agreements. The Buyer shall assume the
               -----------------------------
Company's obligations under the employment agreements described in item 6 of
Schedule 3.13 hereto, but the Buyer Group agrees that the Buyer shall in no manner attempt to enforce the noncompetition obligations of the Company's employees parties to such employment agreements pursuant to section 5 of such employment agreements; provided, however, that the Buyer Group shall have the
                       --------  -------
right to enforce any other right of the Company under such employment agreements. The Buyer Group acknowledges and agrees that all such employees shall be third party beneficiaries to this provision.

          6.16 Owner's Affidavit and Non-Imputation Endorsement. The parties
               ------------------------------------------------
agree that any claims for Damages by the Buyer Group against Carlson asserted by reason of any misrepresentation or other inaccuracy contained in any Owner's Affidavit or Non-Imputation Affidavit delivered pursuant to section 8.1 shall be deemed to be a breach of a representation or warranty by the Company under section 3.10 hereof rather than a breach by Carlson individually.

          6.17 Extinguishing Kenneth D. Rogers' Interest in the Sims Property.
               --------------------------------------------------------------
After Closing, the Shareholders Representative will take all necessary action to ensure that undisputed fee simple title with respect to the Sims Property (as defined in Schedule 3.10(d)) is vested in Buyer and that Kenneth D. Rogers' claims thereto are extinguished.

     7. Closing Conditions

          7.1 Conditions to the Seller Group's Obligations. The obligations of
              --------------------------------------------
the Seller Group to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Company (any such waiver to be evidenced in writing), at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of the Buyer Group contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as if made on and as of the Closing Date;

          (b) The Buyer Group shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

          (c) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a Buyer Group Material Adverse Effect;

          (d) No Law shall be in effect that prohibits any party hereto from consummating the transactions contemplated hereby, and no Proceeding by any Governmental Authority or any other Person shall have been instituted or threatened which (i) could reasonably be expected to result in a Buyer Group Material Adverse Effect or could reasonably be expected to materially impair, hinder or adversely affect the ability of the Company to consummate the transactions contemplated hereby; or (ii) questions the validity of the transactions contemplated hereby or seeks to obtain damages in respect thereof;

          (e) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity, or any Proceeding commenced, that prevents or seeks to prevent the consummation of the transactions contemplated by this Agreement; and

          (f) The form and substance of all certificates, opinions, instruments and all other documents delivered to the Seller Group under this Agreement shall be satisfactory in all reasonable respects to the Company and counsel thereof.

          7.2 Conditions to the Buyer Group's Obligations. The obligations of
              -------------------------------------------
the Buyer Group to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Buyer Group (any such waiver to be evidenced in writing), at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as if made on and as of the Closing Date;

          (b) The Seller Group shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

          (c) The Buyer Group shall have received, each in form and substance reasonably satisfactory to the Buyer Group, all Required Consents for the consummation of the transactions contemplated hereby;

          (d) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a Company Material Adverse Effect;

          (e) No Law shall be in effect that prohibits any party hereto from consummating the transactions contemplated hereby, and no Proceeding by any Governmental Authority or any other Person shall have been instituted or threatened which (i) could reasonably be expected to result in a Company Material Adverse Effect or could reasonably be expected to materially impair, hinder or adversely affect the ability of the Seller Group to consummate the transactions contemplated hereby; (ii) arises out of or relates to this Agreement or the transactions contemplated therein or (iii) questions the validity of the transactions contemplated hereby or seeks to obtain damages in respect thereof;

          (f) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity, or any Proceeding commenced, that prevents or seeks to prevent the consummation of the transactions contemplated by this Agreement; and

          (g) The form and substance of all certificates, opinions, consents, instruments, and other documents delivered to the Buyer Group under this Agreement shall be satisfactory in all reasonable respects to the Buyer Group and its counsel.

     8. Closing Deliveries.

          8.1 Closing Deliveries by the Seller Group Regarding Real Property.
              --------------------------------------------------------------

          (a) At or prior to the Closing, the Company shall execute and deliver to Buyer the Certificate of Merger in recordable form. At the Closing, the Buyer shall pay the appropriate tax collecting agency all taxes and charges in connection with the recording of the Certificate of Merger;

          (b) As a condition to the Closing, the Company shall cause each of the landlords under the Leases, and each ground, superior or underlying lessor of the Leased Real Property to execute and deliver a landlord-lender agreement (each, a "Landlord-Lender

Agreement" and, collectively, the "Landlord-Lender Agreements") in favor of MedSource's lenders and a memorandum of lease in recordable form (the "Memorandum of Lease");

          (c) At or prior to the Closing, the Company shall deliver to the Buyer copies of each of the following in the possession of the Company: (i) a validly issued permanent certificate of occupancy for the Real Property, (ii) all original licenses and permits, authorizations and approvals pertaining to the Real Property, (iii) all guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the Real Property; and (iv) a set of plans and specifications of all the buildings and all improvements comprising the Owned Real Property;

          (d) The form and substance of all certificates, transfer documents, title reports, property surveys, deeds, opinions, consents, instruments, and other documents delivered to the Buyer under this agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel;

          (e) At or prior to the Closing, the Buyer shall have received a current survey of each parcel of Owned Real Property, in each case prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the states in which such parcels are located and in accordance with the further provisions of this section. Each such survey shall be certified to Buyer and shall show (i) the courses and distances of all boundary lines of such parcel (including appurtenant easements), (ii) the location of all buildings and improvements situated on or above such parcel and on or above any easements or rights of way affecting said parcel, (iii) the absence of any title defect materially affecting the use of the Real Property or its value; (iv) the fact that no portion of the Owned Real Property is located in a special flood hazard area designated by Federal governmental authorities;
(v) the location of all easements burdening such parcel and the absence of any material encroachment by any building or improvement onto the area of any such easement, and (vi) unrestricted access from such parcel to a public street at and over the drive-ways and access-ways currently being used in connection with the operation of such parcel. Each such survey shall otherwise be in form and shall reveal a state of facts reasonably satisfactory to counsel for Buyer. The Shareholders and the Buyer will share in equal parts the cost of the survey and the title insurance policy pursuant to paragraph (f) of this section 8.1;

          (f) At or prior to the Closing, the Buyer shall have received an owner's extended coverage marked commitment for title insurance evidencing the title insurer's obligation to issue a title insurance policy in such form with respect to each parcel of Owned Real Property (excluding the Condominium) and the leased parcel located at 13024 North Main Street, Trenton, Georgia, in each case issued on the date of Closing by a title insurance company acceptable to counsel for Buyer. Such title insurance policy shall be in an amount of $900,000 and shall insure the Seller's ownership of fee title free and clear of all Title Defects and other exceptions to or exclusions from coverage other than Permitted Exceptions and each such policy shall include an ALTA-9 comprehensive endorsement. Without limiting the foregoing, no such title insurance policy shall create an exception for or exclusion from the coverage of such policy or from the liability of the title insurance company on account of acts or omissions of the insured or facts known to the insured (or to its current or former partners, directors, officers, agents or employees) where such acts or omissions occurred, or where such knowledge was gained, prior to the effective date of such insurance policy. Each such title insurance policy shall otherwise be in form reasonably satisfactory to counsel to Buyer;

          (g) At or prior to the Closing, Carlson shall deliver to Buyer such reasonable affidavit, indemnities and information (including, without limitation, an owner's title affidavit and a non-imputation endorsement) as the Buyer's title insurance company shall require in order to issue policies of title insurance in the form required by this Agreement;

          (h) As a condition to the Closing, the Company shall deliver to Buyer a current estoppel certificate from the landlord under each Lease stating (i) that such Lease has not been amended, modified or supplemented except as noted therein and is in full force and effect, (iii) that all rent and other sums and charges payable under such Lease are current and setting forth the date through which such payments have been made, (iii) that no rent or other charge has been paid more than one month in advance, (iv) the amount of any security or other similar deposit held by or on behalf of such landlord under such Lease, (v) that no notice or default or termination under such Lease is outstanding, (vi) that to the best of such landlord's knowledge and belief, no uncured default or termination event or condition exists under such Lease and no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, (vii) that, as of the date such certificate, such landlord has no charge, lien, claim, defense or offset of any kind under such Lease or otherwise against the Company,
(viii) that the consummation of the transactions herein provided will not constitute a default under such Lease or grounds for the termination thereof or for the exercise of any right or remedy adverse to the interests of the tenant thereunder (ix) and if a consent is required under the Lease to the transfer of this Lease effectuated by the transaction contemplated by this Agreement, that the landlord consents thereto; and

          (i) At or prior to the Closing, the Company shall have obtained and delivered to Buyer from each Person holding a mortgage or superior or underlying lease on the real property that is the subject of each Lease an executed Subordination and Non-disturbance Agreement, in form and substance satisfactory to the Buyer, recognizing existence of such Lease and agreeing to honor the landlord's obligations thereunder in the event that such real property is foreclosed upon.

          8.2 Other Deliveries of the Seller Group. In addition to the
              ------------------------------------
deliveries pursuant to section 8.1 hereof, the Company shall deliver the following items to the Buyer Group at the Closing:

          (a) The Required Consents;

          (b) The opinion of Miller & Martin LLP in the form annexed hereto as
Exhibit 8.2(b);

          (c) A tax, lien and judgment search of the Company showing no items not disclosed in the schedules to this Agreement;

          (d) The Stockholders Agreement and the Registration Rights Agreement, duly executed by each Shareholder and by each of Gary G. Massengale, Shannon Prince and Geneva, and the Letter of Transmittal, duly executed by each Shareholder;

          (e) The Noncompetition and Nonsolicitation Agreements, duly executed by each Shareholder listed on Schedule 6.3;

          (f) The Lock-Up Agreement and the Green Shoe Agreement, duly executed by each Shareholder and by each of Gary G. Massengale, Shannon Prince and Geneva;

          (g) The SAR Payment Agreements, duly executed by each of the Company, Shannon Price and Gary G. Massengale;

          (h) Stock certificates representing all of the issued and outstanding Company Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

          (i) A certificate duly executed by the Secretary of the Company, certifying (i) the resolutions duly and validly adopted by the board of directors of the Company and by the Shareholders, evidencing the authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (ii) the Articles of Incorporation and Bylaws of the Company and (iii) the incumbency of each of the Company's executive officers authorized to sign any Transaction Document on behalf of the Company;

          (j) A certificate duly executed by an executive officer of the Company attesting to the satisfaction of the conditions set forth in sections 7.2(a) and
(b) and the satisfaction or waiver of the conditions set forth in sections 7.1(d), (e) and (f) and 8.3;

          (k) Duly executed agreements terminating certain employment agreements between the Company and each of Carlson, Keith, Thomas Riddle, Stanley Porter, Rodney Laney and Jiles L. Dean, Jr.;

          (l) A certificate with respect to the Company from the Secretary of the State of Georgia attesting as to its valid existence as of a date recent to the Closing Date;

          (m) A letter of resignation from the Company's board of directors dated the Closing Date, duly executed by each person who is a member of the Company's board of directors as of the Closing Date;

          (n) A pay-off letter from SunTrust, setting forth the full amount of the SunTrust Debt;

          (o) Written evidence of the termination of the 401(k) Plan;

          (p) The Geneva Agreement, duly executed by the Company and Geneva;

          (q) Duly executed agreements terminating certain term sheet agreements between the Company and each of Rod Peifer, David Proctor and Jay W. Brown; and

          (r) Duly executed agreement terminating the stock award agreement between the Company and Lance Monroe.

          8.3 Deliveries of the Buyer Group. At the Closing, the Buyer Group
              -----------------------------
shall deliver the following items to the Seller Group:

          (a) A certificate duly executed by the Secretary of each member of the Buyer Group, certifying (i) the resolutions duly and validly adopted by the board of directors of such member and, with respect to the Buyer, its sole stockholder, evidencing the authorization of the execution and delivery of this Agreement and the other Buyer Acquisition Agreements to which the members of the Buyer Group are parties and the consummation of the transactions contemplated hereby and thereby, (ii) the certificate of incorporation and by-laws of such member of the Buyer Group, and (iii) the incumbency of each of the executive officers of such member of the Buyer Group authorized to sign any Buyer Acquisition Agreement on behalf of such member of the Buyer Group;

          (b) A certificate duly executed by an executive officer of each of MedSource and the Buyer attesting to the satisfaction of the conditions set forth in sections 7.1(a) and (b) as applicable to MedSource and the Buyer, respectively, and the satisfaction or waiver of the conditions set forth in sections 7.2(c), (e), (f) and (g), 8.1 and 8.2;

          (c) The opinion of Jenkens & Gilchrist Parker Chapin LLP in the form annexed as Exhibit 8.3(b);

          (d) The Cash Consideration pursuant to section 2.3;

          (e) The MedSource Shares required to be delivered pursuant to sections
2.1 and 2.3(b);

          (f) The Stockholders Agreement and Registration Rights Agreement, duly executed by MedSource;

          (g) The Noncompetition and Nonsolicitation Agreements, duly executed by each of MedSource and the Buyer;

          (h) The Green Shoe Agreement, duly executed by MedSource; and

          (i) A certificate with respect to each of the Buyer and MedSource from the Secretary of State of Delaware attesting as to its valid existence as of a date recent to the Closing Date.

     9. Termination.

          9.1 Termination. Notwithstanding anything herein to the contrary, this
              -----------
Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of the Buyer Group and the Company;

          (b) by the Buyer Group, on the one hand, or the Company, on the other hand, if the Closing shall not have occurred on or before January 11, 2002; provided, however, that the right to terminate this Agreement under this section
--------  -------
9.1(b) shall not be available to the
terminating party if its failure to fulfill or comply with any of its obligations or conditions under this Agreement shall have been the primary reason that the Closing shall not have been consummated on or before said date; or

          (c) by the Buyer Group, on the one hand, or the Company, on the other hand, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable.

          9.2 Effect of Termination. In the event of the termination of this
              ---------------------
Agreement as provided in section 9.1, written notice thereof shall forthwith be given to the other party specifying the section of this Agreement pursuant to which such termination is made, and upon any such permitted termination this Agreement shall forthwith terminate, without, however, any waiver of the rights of the parties for breaches of this Agreement.

     10.  Indemnification.

          10.1 Survival of Representations and Warranties of the Seller Group.
               --------------------------------------------------------------
Notwithstanding any right of the Buyer or MedSource to investigate the affairs of the Company and the Shareholders and notwithstanding any knowledge of facts determined or determinable by the Buyer or MedSource pursuant to such investigation or right of investigation, the Buyer and MedSource have the right to rely upon the representations and warranties of the Shareholders and the Company contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect.

          10.2 Survival of Representations and Warranties of the Buyer Group.
               -------------------------------------------------------------
Notwithstanding any right of the Shareholders and the Company to investigate the affairs of the Buyer Group and notwithstanding any knowledge of facts determined or determinable by the Shareholders or the Company pursuant to such investigation or right of investigation, the Shareholders and the Company have the right to rely upon the representations and warranties of the Buyer and MedSource contained in this Agreement or in any other Buyer Acquisition Agreement. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect.

          10.3 Indemnification by the Shareholders.
               -----------------------------------

          (a) The Shareholders (other than Meredith and Richard Gerrish) shall jointly and severally indemnify and defend the Buyer and MedSource and each of its respective officers, directors, employees, stockholders, agents, advisors or representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, deficiency, damage, Tax or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee suffers or incurs based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

               (i) The inaccuracy of any representation or warranty made by the Company contained in this Agreement or in any other Transaction Document or, subject to section 10.5(b), in respect of any claim made by a third party and based upon facts that would, if true, render such representation or warranty inaccurate;

               (ii) The Company's failure to perform or to comply with any covenant required to be performed or complied with by the Company contained in this Agreement or in any other Transaction Document;

               (iii) Any Taxes for which the Company is liable with respect to any Pre-Closing Period (whether or not shown on any Tax Return) with respect to periods or portions thereof ending on or before the Closing Date, including Taxes accruable upon income earned through the Closing Date which have not been paid in full or accrued as current liabilities for Taxes on the Working Capital Statement or otherwise reflected in the determination of the Final Working Capital;

               (iv) Any claim relating to dissenters' rights raised by any Shareholder;

               (v) The existence of, or a claim with respect to, any interest of Kenneth D. Rogers in the Sims Property;

               (vi) Any claim by any Person for monetary or any other consideration or any other interest arising out of this Agreement, that is in any way inconsistent with Schedule 2.3(b);

               (vii) Both of the matters referred to in Schedule 3.8(a); or

               (viii) Any Institutional Indebtedness of the Company outstanding as of the Closing Date other than the SunTrust Debt.

          (b) Each Shareholder shall severally indemnify any Buyer Indemnitee for any Damages that such Buyer Indemnitee suffers or incurs based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

               (i) The inaccuracy of any representation or warranty made by such Shareholder in the Letter of Transmittal executed by such Shareholder; or

               (ii) Such Shareholder's failure to perform or comply with any covenant required to be performed or complied with by such Shareholder contained herein, in the Letter of Transmittal executed by such Shareholder or in any other Transaction Document to which such Shareholder is a party.

          (c) Notwithstanding anything in this Agreement to the contrary, the payment of any amounts due to a Buyer Indemnitee under this Article 10 may be satisfied by the Shareholders by the payment and delivery of cash and MedSource Shares, but in no event shall the percentage of cash paid hereunder be less than the percentage of cash received by the Shareholder as set forth in Schedule 2.3(b). To the extent a Shareholder has sold or otherwise transferred his MedSource Shares prior to the time of such delivery, the cash/stock ratio of such delivery shall be increased accordingly. Notwithstanding anything to the contrary in this section

10.3(c), the value of any MedSource Shares delivered by a Shareholder to a Buyer Indemnitee hereunder shall be determined at the time of such delivery, as follows:

               (i) If the MedSource Shares are listed or admitted to trading on any principal national securities exchange or on the Nasdaq Stock Market, if that is the principal market for the MedSource Shares, the value of the MedSource Shares delivered hereunder shall be equal to the average of the daily closing price for the 20 consecutive business days immediately prior to the time of delivery of the MedSource Shares hereunder. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices;

               (ii) If the MedSource Shares are not listed or admitted to trading on any national securities exchange or on the Nasdaq Stock Market at the time of such delivery, and provided that MedSource shall have completed, within six (6) month immediately prior to such delivery, any transaction in which shares of its capital stock have been valued and issued for cash only in accordance with such valuation, the value of the MedSource Shares delivered hereunder shall be equal to such valuation; or

               (iii) If paragraphs (i) and (ii) are inapplicable, the value of such MedSource Shares delivered hereunder shall be as determined in a written valuation by a nationally recognized investment banker retained and paid for by MedSource.

          10.4 Indemnification by the Buyer Group. The Buyer and MedSource shall
               ----------------------------------
jointly and severally indemnify and defend the Shareholders and their agents, advisors or representatives (each, a "Shareholder Indemnitee") against, and hold each Shareholder Indemnitee harmless from, any Damages that the Shareholder Indemnitee suffers or incurs arising out of, related to or in connection with any of the following (whether or not in connection with any third party claim):

          (a) The inaccuracy of any representation or warranty made by the Buyer or MedSource contained in this Agreement or in any other Buyer Acquisition Agreement or, subject to section 10.5(b), in respect of any claim made by a third party and based upon facts that would, if true, render such representation or warranty inaccurate; or

          (b) The Buyer's or MedSource's failure to perform or to comply with any covenant required to be performed or complied with by the Buyer Group contained in this Agreement or in any other Buyer Acquisition Agreement.

          10.5 Indemnification Procedures.
               --------------------------

          (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, or promptly after such indemnified party becomes aware of any such claim or Proceeding, including any Proceeding by a third party, involving any Damages, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Article 10, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give
           --------  -------
such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (b) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party; provided, however, that (i) the indemnifying party provides
                   --------  -------
the indemnified party with a written representation to the effect that the indemnified party has sufficient financial resources to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; (ii) the claim solely seeks (and continues to seek) monetary damages; and (iii) the indemnifying party expressly agrees in writing that as between the indemnifying party and the indemnified party, the indemnifying party shall be solely obligated to satisfy and discharge the liability claim in accordance with this Agreement (the conditions set forth in clauses (i) through (iii) are collectively referred to as the "Litigation Conditions") and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof and compliance with the Litigation Conditions, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). Notwithstanding the foregoing, the indemnifying party may elect not to assume the defense of any Proceeding by a third party against an indemnified party by providing the indemnified party, promptly after receipt of written notice pursuant to paragraph (a) of the section 10.5, with written notice to such effect, in which written notice the indemnifying party shall agree to be responsible for and, upon demand, shall advance funds as necessary for all reasonable costs and expenses to be incurred by the indemnified party in the defense of such Proceeding, including but not limited to reasonable attorneys' fees. Anything in this section 10.5(b) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (c) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. If the indemnifying party shall (x) fail promptly and diligently to assume the defense of any Proceeding, or (y) the Litigation Conditions cease to be met, then the indemnified party may respond to, contest and defend against such Proceeding and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

          10.6 Limitations on Indemnification by the Shareholders.
               --------------------------------------------------

          (a) Subject to paragraph (b) of this section 10.6, the Shareholders' indemnification obligations pursuant to section 10.3 shall apply only if the aggregate of all Damages resulting from such breaches shall exceed $175,000 (the "Basket"), and then only to the extent Damages exceed that amount. Anything herein to the contrary notwithstanding, the Shareholders shall have no liability with respect to Damages that result from breaches of representations or warranties set forth in this Agreement for and to the extent that the aggregate amount of such Damages exceeds $5,000,000 (the "Cap").

          (b) Notwithstanding paragraph (a) of this section 10.6,

               (i) Any Shareholder's indemnification obligations with respect to:

               (A) any inaccuracy of any representation or warranty, or any breach of any agreement, made by such Shareholder in the Letter of Transmittal executed by such Shareholder, including but not limited to such Shareholder's agreements with respect to the allocation of the Merger Consideration and the redemption of the shares of MedSource Preferred Stock to be issued to Carlson in the Merger,

               (B) any inaccuracy of any representation or warranty made by the Company in section 3.3 (Authorization), section 3.14 (Taxes) (only with respect to income Taxes), section 3.15 (Affiliated Party Transactions) and section 3.29 (Allocation of Merger Consideration) of this Agreement,

               (C) the Company's failure to perform or to comply with any covenant required to be performed or complied with by the Company contained in this Agreement or in any other Transaction Document following 10 days' (or a lesser period, if necessary to prevent irreparable damage to the Buyer) notice from the Buyer specifying such failure,

               (D) such Shareholder's failure to perform or comply with any covenant required to be performed or complied with by it contained herein, in the Letter of Transmittal executed by such Shareholder or in any other Transaction Document to which such Shareholder is a party following 10 days' (or a lesser period, if necessary to prevent irreparable damage to the Buyer) notice from the Buyer specifying such failure,

               (E) any claim described in section 10.3(a)(iv), (v), (vi), (vii) or (viii), and

               (F) subject to section 10.5(b), any claim made by a third party with respect to any of the foregoing clauses (A) through (E) and based upon facts that would, if true, result in Damages to any Buyer Indemnitee, shall not be subject to the Basket; and

               (ii) Any Shareholder's indemnification obligations with respect to:

               (A) the Company's failure to perform or to comply with any covenant required to be performed or complied with by the Company contained in this Agreement or in any other Transaction Document following 10 days' (or a lesser period, if necessary to prevent irreparable damage to the Buyer) notice from the Buyer specifying such failure,

               (B) such Shareholder's failure to perform or comply with any covenant required to be performed or complied with by it contained herein, in the Letter of Transmittal executed by such Shareholder or in any other Transaction Document to which such Shareholder is a party following 10 days' (or a lesser period, if necessary to prevent irreparable damage to the Buyer) notice from the Buyer specifying such failure,

               (C) any inaccuracy of any representation or warranty made by the Company in section 3.3 (Authorization), section 3.15 (Affiliated Party Transactions), section 3.16 (Environment) and section 3.29 (Allocation of Merger Consideration) of this Agreement,

               (D) any inaccuracy of any representation or warranty, or any breach of any agreement, made by such Shareholder in the Letter of Transmittal executed by such Shareholder, including but not limited to such Shareholder's agreements with respect to the allocation of the Merger Consideration and the redemption of the shares of MedSource Preferred Stock to be issued to Carlson in the Merger,

               (E) any claim described in section 10.3(a)(iv), (v), (vi), (vii) or (viii), and

               (F) subject to section 10.5(b), any claim made by a third party with respect to any of the foregoing clauses (A) through (E) and based upon facts that would, if true, result in Damages to any Buyer Indemnitee, shall not be subject to the Cap, but shall not exceed the portion of the Merger Consideration received by such Shareholder; provided, however, that for purposes of the indemnification obligations of each Shareholder under this section 10.6(b)(ii), the following items shall be added to, and shall be deemed part of, the Merger Consideration: (v) the Cash Consideration, (w) the SunTrust Debt, (x) the cash paid by MedSource to Geneva pursuant to the terms of the Geneva

Agreement, (y) the cash paid by MedSource to each of Gary G. Massengale and Shannon Prince pursuant to the SAR Payment Agreements, and (z) the legal and accounting fees of the Company paid by MedSource pursuant to section 11.2 hereof.

          (c) It is the intent of the parties that any amounts paid under this
Article 10 shall represent an adjustment of the purchase price and the parties will report such payments consistent with such intent.

          (d) Notwithstanding the foregoing, in no event may a claim be first instituted under section 10.3 after the second anniversary of the Closing Date; provided, however, that no such limitation shall apply with respect to claims
--------  -------
arising from any inaccuracy of any representation or warranty made by the Company in section 3.3 (Authorization), section 3.15 (Affiliated Party Transactions) and section 3.29 (Allocation of Merger Consideration) of this Agreement, or with respect to claims arising from any inaccuracy of any representation or warranty, or any breach of any agreement, made by any Shareholder in the Letter of Transmittal executed by such Shareholder, including but not limited to such Shareholder's agreements with respect to the allocation of the Merger Consideration and the redemption of the shares of MedSource Preferred Stock to be issued to Carlson in the Merger, and any such claim must be asserted prior to the expiration of the applicable statute of limitations; and provided further, however, that no claim shall be first instituted under
    -------- -------  -------
section 10.3 with respect to any inaccuracy of any representation or warranty made by the Company in section 3.14 (Taxes) after the three-month anniversary of the expiration of the applicable statute of limitation; and provided further,
                                                            -------- -------
however, that no such limitation shall apply with respect to any claim described
-------
in section 10.3(a)(iv), (v), (vi), (vii) or (viii).

          10.7 Limitations on Indemnification by the Buyer Group. The Buyer and
               -------------------------------------------------

MedSource shall have indemnification obligations pursuant to section 10.4 only if the aggregate of all Damages resulting from such breaches shall exceed $175,000, and then only to the extent Damages exceed that amount. Anything herein to the contrary notwithstanding, the Buyer and MedSource shall have no liability with respect to Damages that result from breaches of representations or warranties set forth in this Agreement, for and to the extent that the aggregate amount of such Damages exceeds $5,000,000. Notwithstanding the foregoing, (a) the Buyer Group's obligation to deliver the Merger Consideration pursuant to section 2.3(b) shall not be subject to any basket or limit on indemnification, and (b) in no event may a claim be first instituted under section 10.4 after the second anniversary of the Closing Date; provided,
                                                               --------
however, that no such limitation shall apply with respect to the representations
-------
set forth in sections 4.2, 4.5 and 4.6 hereof.

     11. Miscellaneous

          11.1 Shareholders Representative.
               ---------------------------

          (a) By its execution and delivery of the Letter of Transmittal, each Shareholder hereby appoints Rudolph E. Carlson as Shareholders Representative with full power and authority to represent each Shareholder and such Shareholder's successors and assigns with respect to all matters arising under this Agreement, and all actions taken by the Shareholders Representative hereunder shall be binding upon each such Shareholder and such Shareholder's successors and assigns as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Shareholders Representative shall have full power and authority, on behalf of each Shareholder and such Shareholder's successors and assigns, to interpret the terms and provisions of this Agreement, to dispute or fail to dispute any liability claim hereunder, to negotiate and compromise any dispute which may arise under this Agreement, and to sign any releases or other documents with respect to any such dispute.

          (b) Resignation; Successors. The Shareholders Representative, or any
              -----------------------
successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Shareholders Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Shareholders Representative, a successor shall be named from among the Shareholders by a majority of the members of the board of directors of the Company who served on such board prior to the Closing Date. Each such successor Shareholders Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Shareholders Representative, and the term "Shareholders Representative" as used herein shall be deemed to include such successor Shareholders Representative.

          (c) Liability. In performing any of his duties under this Agreement,
              ---------
or upon the claimed failure to perform his duties hereunder, the Shareholders Representative shall not be liable to the Shareholders for any Damages which the Shareholders may incur as a result of any act, or failure to act by the Shareholders Representative under this Agreement and the Shareholders Representative shall be indemnified and held harmless by the Shareholders for all Damages; provided, however, that the Shareholders Representative shall not
             --------  -------
be entitled to indemnification for Damages to the extent that a court of competent jurisdiction has finally determined that the actions or omissions of the Shareholders Representative both (i) were taken or omitted not in good faith and (ii) constituted willful default under this Agreement. Accordingly, the Shareholders Representative shall not incur any such liability with respect to
(i) any action taken or omitted to be taken in good faith upon advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Shareholders Representative hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Shareholders Representative shall in good faith believe to be genuine, to have been signed or presented by the purported proper Person or Persons and to conform with the provisions of this agreement. The limitation of liability provisions of this section 11.1 shall survive the termination of this Agreement and the resignation of the Shareholders Representative.

          11.2 Transaction Fees and Expenses. The Buyer Group shall bear (i) all
               -----------------------------
costs, fees and expenses of the Buyer Group as may be incurred in connection with this Agreement and the transactions contemplated hereby, and (ii) all legal and accounting fees and related expenses of the Seller Group as may be incurred in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $230,000. Without limiting the foregoing, the Shareholders shall bear all other costs, fees and expenses as may be incurred by the Seller Group in connection with this Agreement and the transactions contemplated hereby.

          11.3 Notices. Any notice, demand, request or other communication which
               -------
is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail, or (c) by personal delivery to such party at the following address:

          if to any of the Buyer Group, to:

          MedSource Technologies, Inc.
          110 Cheshire Lane, Suite 100
          Minneapolis, Minnesota 55305
          Attention: Richard J. Effress
          Facsimile No.: (612) 807-1235

          with a copy to:

          Jenkens & Gilchrist Parker Chapin LLP
          The Chrysler Building
          405 Lexington Avenue
          New York, New York 10174
          Attention: Edward R. Mandell
          Facsimile No.: (212) 704-6160

          if to any of the Seller Group or the Shareholders Representative, to:

          Rudolph E. Carlson
          490 U.S. Highway 11N
          Trenton, Georgia  30752
          Facsimile No.: (706) 657-6073

          with a copy to:

          Miller & Martin LLP
          Volunteer Building
          832 Georgia Avenue
          Chattanooga, Tennessee  37402-2289
          Attention:  Ward W. Nelson, Esq.
          Facsimile No.: (423) 785-8480

If to any individual Shareholder, to the address provided by such Shareholder in its Letter of Transmittal;

or such other address as any party hereto may at any time, or from time to time, direct by notice given to the other parties in accordance with this section.

          11.4 Amendment. Except as otherwise provided herein, no amendment of
               ---------
this Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

          11.5 Waiver. No course of dealing of any party hereto, no omission,
               ------
failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

          11.6 Governing Law. This Agreement shall be governed by, and
               -------------
interpreted and enforced in accordance with, the laws of the state of Georgia.

          11.7 Service of Process.
               ------------------

          Each of the parties hereby agrees that service of any summons, complaint, notice or other process relating to any Proceeding may be effected in the manner provided by section 8.3 hereof.

          11.8 Remedies. In the event of any actual or prospective breach or
               --------
default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

          11.9 Severability. The provisions hereof are severable and if any
               ------------
provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

          11.10 Further Assurances. Each party hereto covenants and agrees to
                ------------------
promptly execute, deliver, file or record, or cause to be executed, delivered, filed or recorded, such agreements, instruments, certificates and other documents and to perform, or cause to be performed, such other and further acts as the other parties hereto may reasonably request or as may otherwise be necessary, proper or advisable under applicable Laws, or reasonably required in order to consummate and perfect the transactions contemplated hereby.

          11.11 Binding Effect; Assignment. This Agreement and all of the
                --------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party. Permitted assignees of the rights hereunder of the Buyer or MedSource shall include any Person controlling, controlled by or under common control with the Buyer or MedSource and any successor entity which acquires stock, business or assets of Buyer or MedSource, whether by acquisition, merger, sale of assets or otherwise, provided, that MedSource remains unconditionally liable for all obligations of any such assignee hereunder or under any other Buyer Acquisition Agreement.

          11.12 No Third Party Beneficiaries. Nothing contained in this
                ----------------------------
Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

          11.13 Entire Agreement. This Agreement, together with the Exhibits,
                ----------------
Schedules, certificates and other agreements and documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

                     [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       MEDSOURCE TRENTON, INC.


                                       By: /s/ Daniel C. Croteau
                                           -------------------------------------
                                               Name: Daniel C. Croteau
                                               Title: VP, Corporate Development


                                       MEDSOURCE TECHNOLOGIES, INC.


                                       By: /s/ Daniel C. Croteau
                                           -------------------------------------
                                               Name: Daniel C. Croteau
                                               Title: VP, Corporate Development


                                       HV TECHNOLOGIES , INC.


                                       By: /s/ Rudolph E. Carlson
                                           -------------------------------------
                                            Name: Rudolph E. Carlson
                                            Title: Chairman of the Board


                                       /s/ Rudolph E. Carlson
                                       -----------------------------------------
                                            Rudolph E. Carlson, as
                                            Shareholders Representative